UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Owlet, Inc.
(Name of Registrant as Specified in its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 Owlet, Inc.
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043

May 12, 2023
Dear Fellow Stockholders:
I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Owlet, Inc. on Friday, June 23, 2023 at 1:00 p.m. (Eastern Time). Our Annual Meeting will be completely virtual, and you will not be able to attend the Annual Meeting in person. We believe this format will provide a consistent experience for our stockholders and allows all stockholders with Internet connectivity to participate in the Annual Meeting regardless of location. Our Annual Meeting will be conducted via live webcast, and you can access the Annual Meeting at www.virtualshareholdermeeting.com/OWLT2023.
We are using the “Notice and Access” method of providing proxy materials to our stockholders by electronic delivery via the Internet. We believe electronic delivery expedites your receipt of and provides convenient access to our proxy materials, reduces the environmental impact of the Annual Meeting and reduces proxy material printing and distribution costs. Under this method, we have sent a Notice of Internet Availability of Proxy Materials (the “Notice & Access Card”) to stockholders of record as of the close of business on April 24, 2023 (the “Record Date”). The notice contains instructions on how to access our 2023 Proxy Statement (the “Proxy Statement”) and 2022 Annual Report and vote electronically on the Internet. This notice and our Proxy Statement also contain instructions on how to request and receive a printed copy of our proxy materials if you prefer.
To attend and participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/OWLT2023 or follow the instructions provided by your bank or broker. Please be advised that only stockholders who held Owlet shares as of the close of business on the Record Date are entitled to notice of and will be permitted to participate and vote at the Annual Meeting. Your proxy card, voting instruction form or Notice & Access Card will include a 16-digit control number. Upon entering your control number online, you will receive further instructions, including unique hyperlinks that will allow you to access, submit questions and vote at the virtual Annual Meeting.
Whether or not you plan to attend the Annual Meeting, we encourage you to vote. It is important that your shares be represented and voted at the Annual Meeting. Please promptly cast your vote by telephone or electronically via the Internet, or, if you requested to receive printed proxy materials, by completing and returning your signed proxy card in the enclosed postage-paid envelope or to the address indicated on your proxy card or voting instruction form. Voting electronically, by telephone or by returning your proxy card does not deprive you of the right to attend the Annual Meeting virtually and vote your shares during the Annual Meeting for the business matters acted upon. Additional attendance, participation and voting information is included in the Proxy Statement and with your proxy materials.
As co-founder and President and Chief Executive Officer of Owlet, I am inspired by our customers and deeply committed to helping parents find joy and extra peace of mind in parenting through our connected and accessible nursery ecosystem. As you know, Owlet became a publicly traded company in July 2021, and we are incredibly proud of our resilient team and how we navigated those challenges while executing our mission and remaining focused on Owlet’s growth. On behalf of the Board of Directors and management, we appreciate your continued support, confidence and investment in Owlet, Inc.

Kurt Workman
Co-Founder, President & Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Friday, June 23, 2023, 1:00 p.m. (Eastern Time)
Virtual Meeting Only – No Physical Meeting Location

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Owlet, Inc. (the “Company”) will be held on Friday, June 23, 2023, at 1:00 p.m. (Eastern Time). The Annual Meeting will be completely virtual, and you will not be able to attend the Annual Meeting in person. The Annual Meeting will be conducted via live webcast at www.virtualshareholdermeeting.com/OWLT2023, and stockholders will be able to attend, vote and submit questions via the Internet during the webcast.

Items of Business

1.	Elect Jayson Knafel and Kurt Workman as Class II directors to hold office until the Company’s 2026 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	Approve amendments to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), at a ratio ranging from any whole number between 1-for-10 to 1-for-20, inclusive, with such ratio to be determined at the discretion of the Company’s Board of Directors and reduce the number of authorized shares of Common Stock and unissued authorized shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”);

3.	Approve, as a “change of control” of the Company for purposes of Section 312.03(d) of the New York Stock Exchange Listed Company Manual, the issuance of Common Stock upon conversion of shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share (“Series A Preferred Stock”) and exercise of warrants issued and sold to Eclipse Ventures LLC as described herein;

4.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023; and

5.	Transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Record Date

The record date for the Annual Meeting is April 24, 2023 (“Record Date”). Only holders of shares of Common Stock and Series A Preferred Stock as of the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote on all business transacted at the Annual Meeting or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to the Company at legal@owletcare.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Voting Your Proxy

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of further solicitation. Stockholders are encouraged to attend, participate in and vote at the virtual Annual Meeting via the live webcast. Whether or not you plan to attend the virtual Annual Meeting, your vote is important. Please promptly complete and return your signed proxy card in the enclosed envelope or submit your proxy by telephone or via the Internet as described on your proxy card or voting instruction form. As described in the 2023 Proxy Statement (the “Proxy Statement”), you may also vote electronically at the virtual Annual Meeting if you attend and participate in the virtual Annual Meeting.

Annual Meeting Attendance and Participation

Please be advised that to attend and participate in the Annual Meeting, you must either visit www.virtualshareholdermeeting.com/OWLT2023 and enter the 16-digit control number (included on your proxy card or Notice of Internet Availability of Proxy Materials) or follow the instructions provided by your bank or broker. Upon entering your control number, you will receive further instructions, including unique hyperlinks that will allow you to access, submit questions and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting.

Please refer to the accompanying Proxy Statement for additional details and important information about the virtual Annual Meeting.

By Order of the Board of Directors:

Kurt Workman
Co-Founder, President & Chief Executive Officer and Director

May 12, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 23, 2023: This Notice of Annual Meeting of Stockholders, the 2023 Proxy Statement and the 2022 Annual Report to Stockholders are available free of charge at www.proxyvote.com.

Page
PROXY STATEMENT	1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

PROPOSAL 1 — ELECTION OF DIRECTORS	8
Board Size and Structure	8
Current Directors, Classes and Terms	8
Nominees for Director	8
Director & Director Nominee Qualifications and Biographical Information	8
Board Recommendation	11

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND REDUCE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AND PREFERRED STOCK	12
General	12
Purpose of the Reverse Stock Split	13
Board Discretion to Implement the Reverse Stock Split	14
Risks Associated with the Reverse Stock Split	15
Principal Effects of the Reverse Stock Split	15
Principal Effects and Purpose of Decrease (and Relative Increase) in Number of Authorized Shares of Common Stock for Issuance	16
Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable	20
Fractional Shares	20
No Appraisal Rights	21
No Going Private Transaction	21
Interests of Certain Persons in the Proposal	21
Anti-takeover Effects of Proposed Amendment	21
Accounting Treatment of the Reverse Stock Split	22
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split	22
Board Recommendation	23

PROPOSAL 3 — APPROVAL OF THE ECLIPSE OWNERSHIP PROPOSAL	24
Background	24
Reasons for the Private Placement	26
Effect of Approval	28
Consequences if Stockholder Approval is Not Obtained	28
Board Recommendation	28

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
Appointment of Independent Registered Public Accounting Firm	29
Audit, Audit-Related, Tax and All Other Fees	30
Pre-Approval Policies and Procedures	30
Board Recommendation	31

AUDIT COMMITTEE REPORT	31
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ii

Owlet, Inc.
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

This 2023 proxy statement (the “Proxy Statement”) includes certain information about Owlet, Inc. (the “Company,” “Owlet,” “we,” “us” or “our”), and is being solicited by the Company’s Board of Directors (the “Board”), in connection with our 2023 Annual Meeting of Stockholders to be held virtually on Friday, June 23, 2023 at 1:00 p.m. (Eastern Time) and any continuation, postponement or adjournment thereof (the “Annual Meeting”). You should read this Proxy Statement carefully before voting at the Annual Meeting. For more complete information regarding Owlet’s 2022 performance, you are encouraged to review the Company’s 2022 Annual Report to Stockholders (the “2022 Annual Report”) or our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”).
References in this Proxy Statement to “Old Owlet” refer to Owlet Baby Care Inc., and “2022,” “2021” and other years refer to the Company’s fiscal year for the respective period indicated. Websites referenced throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.
On or about May 12, 2023, this Proxy Statement and an accompanying proxy card will first be mailed to stockholders or made available to stockholders electronically via the Internet at www.proxyvote.com and on our Investor Relations website at www.investors.owletcare.com. Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Friday, June 23, 2023 at 1:00 p.m. (Eastern Time). The Annual Meeting will be a virtual meeting that will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OWLT2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice & Access Card”), on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on the April 24, 2023 record date (the “Record Date”).
Why is the Company holding a virtual meeting?
We want to use the latest technology to provide expanded access, improved communication and cost savings for the Company and our stockholders while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe this format will provide a consistent experience to our stockholders, allow stockholders with Internet connectivity to participate in the Annual Meeting regardless of location and a virtual meeting enable increased stockholder attendance and participation because stockholders can participate from any location around the world.
How do I attend the Annual Meeting?
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or Notice & Access Card that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank, broker or other nominee to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 1:00 p.m. (Eastern Time). We encourage you to access the meeting prior to the start time, and please refer to the proxy materials and visit

www.virtualshareholdermeeting.com/OWLT2023 for additional information regarding online check-in times and procedures.
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/OWLT2023. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/OWLT2023.

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/OWLT2023 on the day of the Annual Meeting.

•	Webcast starts at 1:00 p.m. (Eastern Time).

•	You will need your 16-digit control number to enter the Annual Meeting.

•	Stockholders may submit questions while attending the Annual Meeting via the Internet.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on the following four proposals described in this Proxy Statement:

Proposal 1:
Elect Jayson Knafel and Kurt Workman as Class II directors to hold office until the Company’s 2026 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Proposal 2:	Approve amendments to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), at a ratio ranging from any whole number between 1-for-10 to 1-for-20, inclusive, with such ratio to be determined at the discretion of the Board and reduce the number of authorized shares of Common Stock and unissued authorized shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Proposal 3:	Approve, as a “change of control” of the Company for purposes of Section 312.03(d) of the New York Stock Exchange Listed Company Manual, the issuance of Common Stock upon conversion of shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share (“Series A Preferred Stock”) and exercise of warrants issued and sold to Eclipse Ventures LLC (“Eclipse”) as described herein (the “Eclipse Ownership Proposal”).

Proposal 4:	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2023.
Could other matters be decided at the Annual Meeting?
At the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof for consideration, and you are a registered stockholder and have submitted a proxy card, the persons named in your proxy card (the “Named Proxies”) will have the discretion to vote on those matters for you.
When is the Record Date, and who is entitled to vote?
All holders of record of shares of Common Stock and Series A Preferred Stock at the close of business on April 24, 2023 are entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. Except as otherwise provided in the certificate of designation relating to the Series A Preferred Stock or as required by law, holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of Common Stock (and any other class or series that may similarly be entitled to vote with the holders of Common Stock) and not as a separate class, at any annual or special meeting of stockholders of the Company.
At the close of business on the Record Date, there were 117,672,234 shares of our Common Stock issued and outstanding and entitled to vote. At the close of business on the Record Date, there were 30,000 shares of Series A Preferred Stock issued and outstanding, representing 38,276,768 in voting power entitled to vote.

Each share of Common Stock entitles its holder to one vote and each share of Series A Preferred Stock entitles its holder to a number of votes equal to the whole number of shares of Common Stock into which a share of Series A Preferred Stock can be converted, subject to the Share Cap (as defined below). As described in Proposal 3 below, Eclipse is not currently permitted to vote shares of Series A Preferred Stock it holds to the extent such shares would result in Eclipse beneficially owning more than 29.99% of our Common Stock (the “Share Cap”), provided that all outstanding Series A Preferred Stock and all of the shares of Common Stock underlying such Series A Preferred Stock are deemed to be outstanding for such calculation (but, in the case of Eclipse, only up to the Share Cap) and no unexercised rights, options, warrants or conversion privileges to acquire shares of Common Stock are included.
How do I vote my shares without attending the Annual Meeting?
You may vote your shares prior to the Annual Meeting in any of the following three ways:

•
Internet — Visit www.proxyvote.com or the website shown on your Notice & Access Card, proxy card or voting instruction form, and follow the instructions on how to vote your shares and complete an electronic proxy card. You will need the 16-digit control number included on your Notice & Access Card to vote by Internet.

•
Telephone — Call 800-690-6903 or the toll-free telephone number shown on your Notice & Access Card, proxy card or voting instruction form. You will need the 16-digit control number included on your Notice & Access Card to vote by telephone.

•
Mail — Complete, sign and date your proxy card where indicated, and return the proxy card in the postage-paid envelope provided to you. You should sign your name exactly has it appears on the proxy card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your shares to be voted.
How do I vote my shares during the Annual Meeting?
You may vote your shares electronically during the virtual Annual Meeting, even if you have previously submitted your vote. To vote at the Annual Meeting, you must attend the Annual Meeting. To attend and participate in the Annual Meeting, you must either visit www.virtualshareholdermeeting.com/OWLT2023 and enter the 16-digit control number (included on your proxy card or Notice of Internet Availability of Proxy Materials) or follow the instructions provided by your bank or broker. Upon entering your control number at www.virtualshareholdermeeting.com/OWLT2023, you will receive further instructions, including unique hyperlinks that will allow you to access, submit questions and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting.
What is the deadline for submitting a proxy?
In order to be counted, proxies submitted by beneficial owners via the Internet and telephone voting facilities will close for stockholders of record as of the Record Date at 11:59 p.m. (Eastern Time) on June 22, 2023. Proxy cards with respect to shares held of record must be received prior to the start of the Annual Meeting.

How does the Board recommend that I vote?
The Board recommends that you vote:

•	FOR the each of the Class II director nominees to the Board set forth in this Proxy Statement.

•
FOR the amendments to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of Common Stock, at a ratio ranging from any whole number between 1-for-10 to 1-for-20, inclusive, with such ratio to be determined at the discretion of the Board and reduce the number of authorized shares of Common Stock and the number of unissued authorized shares of Preferred Stock.

•
FOR the approval, as a “change of control” of the Company for purposes of Section 312.03(d) of the New York Stock Exchange Listed Company Manual, of the issuance of Common Stock upon conversion of shares of Series A Preferred Stock and exercise of warrants issued and sold to Eclipse in excess of the Share Cap.

•	FOR the ratification of the appointment of PwC as our independent registered public accounting firm for 2023.
How many votes are required to approve each proposal?

Proposal 1:	Our directors are elected by a plurality of the votes cast. This means that the director nominees receiving the highest number of affirmative “FOR” votes cast, by holders of shares of our Common Stock and shares of our Series A Preferred Stock voting on an as-converted-to-Common Stock basis (not to exceed the Share Cap as described below), voting together as a single class, even if less than a majority, will be elected. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director nominee because directors are elected by plurality voting. Because this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal. Any broker non-votes will have no effect on the outcome of this proposal. There is no cumulative voting.

Proposal 2:	The proposal to approve amendments to the Company’s Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to effect a reverse stock split of our Common Stock, at a ratio ranging from any whole number between 1-for-10 to 1-for-20, inclusive, with such ratio to be determined at the discretion of the Board and reduce the number of authorized shares of our Common Stock and unissued authorized shares of our Preferred Stock requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our Common Stock and our Series A Preferred Stock, voting on an as-converted-to-Common Stock basis (not to exceed the Share Cap as described below) entitled to vote on the proposal, voting together as a single class. A vote marked as an “abstention” will have the same effect as a vote against this proposal. Because this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this proposal. However, if there are any broker non-votes, they will have the same effect as a vote against this proposal.

Proposal 3:	The proposal to approve the issuance of Common Stock upon conversion of shares of Series A Preferred Stock or exercise of warrants issued and sold to Eclipse as described herein requires the affirmative vote of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) by holders of shares of our Common Stock and shares of our Series A Preferred Stock voting on an as-converted-to-Common Stock basis (not to exceed the Share Cap as described below), voting together as a single class. A vote marked as an “abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal. Because this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal. Any broker non-votes will have no effect on the outcome of this proposal.

Proposal 4:	The proposal to ratify the appointment of PwC as our independent registered public accounting firm for 2023 requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter by holders of shares of our Common Stock and shares of our Series A Preferred Stock voting on an as-converted-to-Common Stock basis (not to exceed the Share Cap as described below), voting together as a single class. A vote marked as an “abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal. Also, because this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter. However, if there are any broker non-votes, they will have no effect on the outcome of this proposal.
What if I do not specify how my shares are to be voted?
If you submit your proxy card but do not indicate any voting instructions, the Company, by way of the Named Proxies, will vote your shares FOR the election of each of the Class II director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4.
Can I change my vote after I have delivered my proxy card or voting instruction form?
Yes. Regardless of whether you voted by Internet, telephone or mail, if you are a registered stockholder, you may change your vote and revoke your proxy by taking one of the following actions:

•	Delivering a written notice of revocation to our Chief Legal Officer at our principal executive offices (our address is provided under the “Principal Executive Offices” section), provided such statement is received no later than June 22, 2023.

•	Voting again by Internet or telephone at a later time but before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on June 22, 2023.

•	Submitting a properly signed proxy card with a later date that is received by the Company no later than June 22, 2023.

•	Attending the Annual Meeting and voting during the Annual Meeting live webcast.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company’s Chief Legal Officer before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
What is the difference between a registered stockholder and a beneficial owner or “street name” holder?
If your shares are registered in your name directly with Continental Stock Transfer & Trust Company, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.
If your shares are held on your behalf by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” With respect to those shares, your bank, broker or other nominee is considered the registered stockholder and should provide you with a Notice & Access Card or voting instruction form for you to use in directing the bank, broker or other nominee on how to vote your shares. Please refer to the information from your bank, broker or other nominee on how to submit your voting instructions.
What constitutes a quorum?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If you sign and return your proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

Virtual attendance of a stockholder at the Annual Meeting constitutes presence in person for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes (described below) will be included for purposes of determining whether a quorum is present at the Annual Meeting.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, then (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
What are abstentions and broker non-votes?
Abstentions. If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions will have the same effect as an “against” vote on Proposal 2. Abstentions or votes “withheld” will not be included in the tabulation of voting results for Proposals 1, 3 and 4.
Broker Non-Votes. Generally, a broker non-vote occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (ii) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner, without voting instructions from such beneficial owner, on routine matters, such as the approval of amendments to the Certificate of Incorporation to effect a reverse stock split of our Common Stock and a reduction of the number of authorized shares of our Common Stock and unissued authorized shares of our Preferred Stock (Proposal 2) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 4). On the other hand, the proposal regarding the election of directors (Proposal 1) and the proposal to approve the issuance of Common Stock upon conversion of shares of Series A Preferred Stock or exercise of warrants issued and sold to Eclipse Ventures LLC as described herein (Proposal 3) are each a non-routine matter and, absent voting instructions from the beneficial owner of such shares, your broker does not have discretion and is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes will have no effect on Proposals 1, 3 and 4, but any broker non-votes will have the same effect as a vote against Proposal 2.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish our proxy materials, including this Proxy Statement and the 2022 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice & Access Card provides instructions on how to access on the Internet all of the proxy materials. The Notice & Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice & Access Card.
What does it mean if I receive more than one Notice & Access Card or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice & Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any technical difficulties with accessing or participating in the Annual Meeting via the virtual meeting website on the meeting day, please contact technical support at the email address or telephone number displayed on the virtual Annual Meeting webpage on the www.virtualshareholdermeeting.com/OWLT2023 website.

Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.
Who will pay for the cost of this proxy solicitation?
The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We may also engage the services of a proxy solicitor to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.
Where can I find the voting results of the Annual Meeting?
We intend to announce the preliminary voting results at the Annual Meeting, and we expect to publish the final voting results in a Current Report on Form 8-K filed with the SEC within the four business day deadline of the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS
Board Size and Structure
Our Certificate of Incorporation provides that the number of directors shall be established from time to time by our Board of Directors. Our Board has fixed the number of directors at seven, and as of the date of this Proxy Statement, there are seven members of our Board of Directors.
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for reelection no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor or his or her earlier death, resignation, disqualification or removal. Generally, subject to the Amended and Restated Stockholders Agreement described herein, vacancies or newly created directorships will be filled, upon the recommendation of the Nominating & Corporate Governance Committee, only by (i) the vote of a majority of the directors then in office, although less than a quorum, or (ii) a sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification or removal.
Current Directors, Classes and Terms
Our current directors and their respective classes and terms are set forth below. The current term of the Class II directors ends at the Annual Meeting, and Class III and Class I at the 2024 and 2025 annual meeting of stockholders, respectively.

CLASS I	CLASS II	CLASS III

Zane M. Burke	Jayson Knafel	Laura J. Durr

John C. Kim	Kurt Workman	Amy Nam McCullough

Lior Susan
Nominees for Director
Messrs. Knafel and Workman have been, upon the recommendation of the Nominating & Corporate Governance Committee, nominated by the Board to stand for election. As the directors assigned to Class II, the current terms of service of Messrs. Knafel and Workman will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Knafel and Workman will each serve for a term expiring at our annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”) and the election and qualification of his successor or until his earlier death, resignation or removal.
Each person nominated for election has consented to be named and to serve as a director if elected at the Annual Meeting, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.
Director & Director Nominee Qualifications and Biographical Information
The following pages contain professional and other biographical information (as of May 1, 2023) for each director nominee and each director whose term as a director will continue after the Annual Meeting, including all positions they hold, their principal occupation and business experience for the past five years, and the names of other publicly traded companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees possess the characteristics noted in our Corporate Governance Guidelines. In accordance with those guidelines, the Board and the Nominating Committee personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Nominees for Election to Three-Year Terms Expiring No Later than the 2026 Annual Meeting

Class II Directors	Age	Director Since	Current Position at Owlet

Jayson Knafel	29	2023	Director

Kurt Workman	33	2021	Co-Founder, President and Chief Executive Officer and Director
Jayson Knafel is a partner at Eclipse, a venture capital firm, where he leads the firm’s growth investment strategies and Eclipse Carbon Optimization. Mr. Knafel has worked at Eclipse since June 2021. In addition, Mr. Knafel served as the interim chief operating officer of Bright Machines, driving efficient and scalable processes across the global operations of the full-stack industrial automation company, from January 2022 to October 2022. Mr. Knafel was previously employed by Fidelity Investments as an Equity Research Associate and then as an Equity Research Analyst from 2015 to 2021, where he invested in global growth companies across sectors and stages of a company’s life cycle. Currently, Mr. Knafel also serves on the board of Axlehire, Inc. Mr. Knafel holds a Bachelor of Business Administration, Finance from University of Notre Dame. We believe Mr. Knafel is qualified to serve on our Board due to his significant experience investing in and working with technology companies.
Kurt Workman has served as our Chief Executive Officer since January 2021, as President since September 2022, and as a member of the Board since July 2021. Mr. Workman co-founded and served as the Chief Executive Officer of Owlet Baby Care Inc. (“Old Owlet”) from the company’s founding in 2012 until December 2019. During his tenure as chief executive officer of Old Owlet, Mr. Workman led the company’s growth from its inception and was instrumental in overseeing the research and development of several of the company’s key product offerings, including the iconic Owlet Smart Sock, Owlet Cam and the Owlet Band. He also served as a member of Old Owlet’s board of directors from when he co-founded the Company in 2012 to July 2021. Mr. Workman also studied chemical engineering at Brigham Young University. We believe Mr. Workman’s intimate knowledge of Owlet and his proven success building and overseeing Owlet’s growth and development make him qualified to serve as a member of the Board.

Class III Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position at Owlet

Laura J. Durr	62	2021	Director

Amy Nam McCullough	43	2018	Director

Lior Susan	39	2015	Chairman of the Board
Laura J. Durr served on the board of directors of Old Owlet from February 2021 to July 2021 and has been a member of our Board since July 2021. Ms. Durr was previously an Executive Vice President and Chief Financial Officer of Polycom, Inc. from May 2014 until its acquisition by Plantronics, Inc. in July 2018. Prior to holding that role, Ms. Durr held various finance leadership roles at Polycom between 2004 and 2014, including Senior Vice President of Worldwide Finance, Chief Accounting Officer and Worldwide Controller. Prior to her tenure with Polycom, Ms. Durr held executive positions in finance and administration at Lucent Technologies, Inc. and International Network Services Inc. and also worked for six years at Price Waterhouse LLP. Ms. Durr has served as a director and chairperson of the audit committee of Xperi Inc. and Netgear, Inc., since September 2022 and January 2020, respectively. She previously served as a director of TiVo Corporation from April 2019 until its merger with Xperi Holding Corporation in June 2020, and served as a director of Xperi Holding Corporation from June 2020 until its spin-off of its former subsidiary, Xperi Inc. in October 2022. Ms. Durr was a certified public accountant and holds a Bachelor of Science in Accounting from San Jose State University. We believe Ms. Durr is qualified to serve as a member of our Board because she can provide valuable operational and strategic experience and insight, given her background in finance and strategy for leading Silicon Valley technology companies.
Amy Nam McCullough served on the board of directors of Old Owlet from April 2018 to July 2021 and has served on the Board since July 2021. Ms. McCullough is the President and Managing Director of Trilogy Equity Partners, LLC (“Trilogy”), an early-stage venture capital firm. Ms. McCullough has been a member of the investment team at Trilogy for the last 16 years and has served in her current role for the last seven years. She leads the investment team and is a member of Trilogy’s board of managers, which sets the strategic direction of the fund. Also, Ms. McCullough currently serves on the board of directors of several privately held companies, including Skilljar, Inc., Boundless Immigration, Inc., and Bluejay Labs, Inc. (doing business as Showdigs) and Guide Care Inc. (doing business as Alongside). She is also a board observer at Tacita Inc. (doing business as Bright Canary). Prior to her tenure at Trilogy Equity Partners, Ms. McCullough spent four years as an equity research analyst for JPMorgan Chase and was a member of the team that covered the small and mid-cap applied technologies sector for the firm. Ms. McCullough began her career on the treasury operations team within the portfolio management group at Microsoft Corporation and has experience working in both corporate treasury and financial analysis roles. She is a member of the Board of Trustees of Epiphany School, an independent elementary school in Seattle. Ms. McCullough received her Bachelor of Arts in Business Administration with a focus in Finance from the University of Washington. We believe Ms. McCullough is qualified to serve as a member of our Board due to her significant financial services and investing experience with technology companies and her broad leadership experience.
Lior Susan served on the board of directors of Old Owlet from July 2015 to July 2021 and has been Chairman of the Board since July 2021. Mr. Susan is the founder and Managing Partner of Eclipse Ventures, LLC, a venture capital firm. Prior to founding Eclipse Ventures in 2015, Mr. Susan founded and managed the hardware investment and incubation platform of Flex Ltd., a multinational electronics contract manufacturer, where he gained knowledge of and experience with scaling manufacturing operations for medical device companies. Before relocating to the United States from Israel, Mr. Susan was an entrepreneur and former member of a special forces unit within the Israel Defense Forces. Mr. Susan currently serves on the boards of privately-held Bright Machines, Inc., Augury, Inc., Metrolink, Inc., Cybertoka Ltd., Dutch Pet, Inc., SkyRyse, Inc., Senser, Ltd. and InsidePacket, Ltd. He previously served as a director of Lucira Health, Inc. from August 2020 until December 2022. We believe Mr. Susan is qualified to serve as a member of our Board due to his significant experience investing in and working with technology companies, including as a board member.

Class I Directors Whose Terms Expire at the 2025 Annual Meeting of Stockholders

Class I Directors	Age	Director Since	Current Position at Owlet

Zane M. Burke	57	2021	Director

John C. Kim	52	2021	Director
Zane M. Burke served on the board of directors of Old Owlet from March 2021 to July 2021 and has served on the Board since July 2021. Since September 2021, Mr. Burke has served as the Chief Executive Officer of Quantum Health, Inc. Prior to joining Quantum Health, Mr. Burke was the Chief Executive Officer of Livongo Health, now an affiliate of Teladoc Health, Inc., from February 2019 to November 2020. Prior to his role with Livongo Health, Mr. Burke spent more than two decades at Cerner Corporation (acquired by Oracle Corporation in June 2022), ultimately serving as its President from September 2013 to November 2018. Mr. Burke is a member of the boards of Quantum Health, Inc., Cotiviti, Inc., and Bardavon Health Innovations. He also previously served on the board of directors of Livongo Health from April 2019 to November 2020. Mr. Burke is also a board member of several nonprofit organizations, including the College of Healthcare Information Management Executives and University Health (Kansas City). He is a certified public accountant (inactive). Mr. Burke earned his Bachelor of Science in Accounting and Master of Accounting from Kansas State University. We believe Mr. Burke is qualified to serve as a member of our Board due to his background in overseeing public healthcare companies and his significant experience in the healthcare industry.
John C. Kim served on the board of directors of Old Owlet from April 2021 to July 2021 and has served on the Board since July 2021. Mr. Kim has served as Executive Vice President, Chief Product Officer of PayPal Holdings, Inc. since September 2022. Mr. Kim joined PayPal Holdings, Inc. from Expedia Group, Inc., where he served as President, Marketplace from June 2021 to September 2022, as President of Platform & Marketplaces from December 2019 to June 2021, and as Chief Product Officer of Expedia Brands from July 2011 to March 2016. He also served as President of Vrbo, an Expedia Group subsidiary, from March 2019 to December 2019. Mr. Kim has more than two decades of experience in online search, recommendations, analytics and marketing at tier-one, venture-backed startups, medium-sized companies and globally known brands, having served in senior positions earlier in his career with Yahoo!, Inc., Pelago, Inc. (acquired by Groupon, Inc. in April 2011) and Medio Systems Inc., and he is an investor in over 50 startups. Mr. Kim is a vocal advocate for diversity and was appointed to advise President George W. Bush on economic policies impacting Asian Americans and Pacific Islander small businesses. He graduated from the University of California–Santa Barbara and received his Master of Business Administration from the University of Chicago Booth School of Business. We believe Mr. Kim is qualified to serve as a member of our Board due to his significant analytics and marketing experience and broad leadership experience.
BOARD RECOMMENDATION
The Board of Directors unanimously recommends a vote FOR the election of each of Mr. Knafel and Mr. Workman as a Class II director to the Board to hold office until the 2026 Annual Meeting and until his successor has been duly elected and qualified.

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT AND REDUCE THE NUMBER OF SHARES OF
CLASS A COMMON STOCK AND PREFERRED STOCK
General
Our Board has adopted a resolution (1) approving and declaring advisable alternative amendments to our Certificate of Incorporation to effect a reverse stock split (“Reverse Stock Split”) of our Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-20, inclusive, with the exact ratio within such range to be determined by the Board at its discretion, and a reduction in the number of authorized shares of our Common Stock and unissued authorized shares of our Preferred Stock subject to the Board’s authority to determine when to file the applicable amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments, (2) directing that such proposed amendments to our Certificate of Incorporation be submitted to our stockholders for their approval and adoption, and (3) recommending that our stockholders approve and adopt each of the proposed amendments. The text of the form of amendments to the Certificate of Incorporation (the “Reverse Stock Split Amendments”), one of which would be filed with the Delaware Secretary of State by means of a Certificate of Amendment to the Certificate of Incorporation to effect the Reverse Stock Split and a reduction in the number of authorized shares of Common Stock and unissued authorized shares of Preferred Stock, are set forth in Appendix A to this Proxy Statement.
By approving this proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a number of outstanding shares of our Common Stock between 10 and 20, inclusive, would be reclassified, combined and reconstituted into one share of our Common Stock. The number of shares of Common Stock underlying outstanding equity awards and available for future awards under our equity incentive plans, as well as the number of shares issuable upon exercise of outstanding warrants and upon conversion of our outstanding Series A Preferred Stock would also be proportionately reduced in the same manner as a result of the Reverse Stock Split. Upon receiving the stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to be effective as of the Effective Time (defined below), and all other Reverse Stock Split Amendments will be abandoned.
The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including, without limitation, general market and economic conditions, the historical and then-prevailing trading price and trading volume of our Common Stock, the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Common Stock, the anticipated impact on our market capitalization, and the continued listing requirements of the New York Stock Exchange (“NYSE”). Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders. No further action by the stockholders will be required for the Board to abandon the Reverse Stock Split.
The proposed Reverse Stock Split Amendments also provide that the number of authorized shares of our Common Stock will be reduced to an amount equal to 1.5 times the then-current number of authorized shares of Common Stock, divided by the Reverse Stock Split ratio determined by the Board, and the number of authorized shares of our Preferred Stock will be reduced to an amount equal to the sum of (i) 1.5 times the then-current number of unissued authorized shares of Preferred Stock, divided by the Reverse Stock Split ratio determined by the Board and (ii) the 30,000 outstanding shares of Series A Preferred Stock. Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock, and because we are applying a multiplier of 1.5 to the authorized Common Stock and unissued authorized Preferred Stock following the Reverse Stock Split, the proposed Reverse Stock Split Amendments would result in a relative increase in the number of authorized and unissued shares of our Common Stock and Preferred Stock. For more information on the relative increase in the number of authorized shares of our Common Stock, see “— Principal Effects of the Reverse Stock Split-Issued and Outstanding Shares of Common Stock” and “—Principal Effects and Purpose of Decrease (Relative Increase) in Number of Authorized Shares of Common Stock for Issuance” below.

Purpose of the Reverse Stock Split
The Board submits the Reverse Stock Split proposal to our stockholders for approval and adoption with the primary intent of increasing the per share price of our Common Stock for the following principal reasons:

•	to ensure compliance with the $1.00 per share of common stock minimum price requirement for continued listing on NYSE;

•	to encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders; and

•	to help attract, retain, and motivate employees.
NYSE Requirements for Continued Listing
Our Common Stock is listed on NYSE under the symbol “OWLT.” For our Common Stock to continue trading on NYSE, the Company must comply with various listing standards, including that the average closing price of the Company’s Common Stock must be at least $1.00 over a consecutive 30 trading-day period.
On November 29, 2022, we received a letter (the “November NYSE Notification”) from NYSE notifying us that we are not in compliance with Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”) because the average closing price of our Common Stock was less than $1.00 over a consecutive 30 trading-day period. Under Section 802.01C, the Company has a period of six months from receipt of the November NYSE Notification to regain compliance with Section 802.01C. Section 802.01C also provides for an exception to the six-month cure period if the action required to cure the price condition requires stockholder approval, in which case, the action needs to be approved by no later than the Company’s next annual stockholder’s meeting. We can regain compliance at any time within the six-month cure period if, on the last trading day of any calendar month during the cure period, we have a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.
In addition, on April 4, 2023, we received a letter (the “April NYSE Notification”) from NYSE notifying us that we are not in compliance with Section 802.01B of the NYSE Listed Company Manual because our average global market capitalization over a consecutive 30 trading-day period and, at the same time, our last reported stockholders’ equity were each less than $50 million. As required by NYSE, within 45 days of receipt of the April NYSE Notification, we plan to submit a business plan advising the NYSE of the definitive actions we have taken, or are taking, that would bring us into compliance with NYSE continued listing standards within 18 months of receipt of the April NYSE Notification. NYSE will review the plan and, within 45 days of its receipt, determine whether we have made a reasonable demonstration of an ability to conform to the relevant standards within the 18-month cure period. The April NYSE Notification has no immediate impact on the listing of our Common Stock. If the NYSE accepts the plan, our Common Stock will continue to be listed and traded on the NYSE during the 18-month cure period, subject to our compliance with the other continued listing standards of the NYSE and continued periodic review by the NYSE of our progress with respect to the plan. If the plan is not submitted on a timely basis or is not accepted by the NYSE, the NYSE could initiate delisting proceedings. The Reverse Stock Split would not impact regaining compliance under the April NYSE Notification.
If our Common Stock is delisted from NYSE, the Board believes that the trading market for our Common Stock could become significantly less liquid, which could reduce the trading price of our Common Stock and increase the transaction costs of trading in shares of our Common Stock. Such delisting from NYSE and continued or further decline in our stock price could also impair our ability to raise additional necessary capital through equity or debt financing.
If the Reverse Stock Split is effected, it would cause a decrease in the total number of shares of our Common Stock outstanding and increase the market price of our Common Stock. The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and its stockholders.
IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON NYSE, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK.

Investor Interest and Liquidity
In addition, in approving the proposed Reverse Stock Split Amendments, the Board considered that the Reverse Stock Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders.
In the event that our Common Stock were to be delisted from NYSE, our Common Stock would likely trade in the over-the-counter market. If our Common Stock were to trade on the over-the-counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our Common Stock.
Employee Retention
The Board believes that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if we are no longer listed on NYSE. Accordingly, the Board believes that maintaining NYSE listing qualifications for our Common Stock can help attract, retain, and motivate employees and members of our Board.
In light of the factors mentioned above, our Board unanimously approved the proposed Reverse Stock Split Amendments to effect the Reverse Stock Split as our best means of increasing and maintaining the price of our Common Stock to above $1.00 per share in compliance with NYSE requirements.
Board Discretion to Implement the Reverse Stock Split
The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of the Company and its stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-10 to 1-for-20. The Board can only authorize the filing of one Certificate of Amendment to the Certificate of Incorporation and all other Reverse Stock Split Amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split Amendments.
In determining the Reverse Stock Split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:

•	our ability to maintain the listing of our Common Stock on NYSE;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding immediately before and after the Reverse Stock Split;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Common Stock;

•	the anticipated impact of a particular ratio on our market capitalization; and

•	prevailing general market and economic conditions.
We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Risks Associated with the Reverse Stock Split
There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

•	the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding immediately before the Reverse Stock Split;

•	the Reverse Stock Split will result in a per share price that will increase the level of investment in our Common Stock by institutional investors or increase analyst and broker interest in the Company;

•	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers who receive compensation in the form of our equity-based securities; and

•	the market price per share of our Common Stock will either exceed or remain in excess of the $1.00 minimum price as required by NYSE, or that we will otherwise meet the requirements of NYSE for continued inclusion for trading on NYSE.
Stockholders should note that the effect of the Reverse Stock Split, if any, upon the trading price of our Common Stock cannot be accurately predicted. In particular, we cannot assure you that the total market capitalization of our Common Stock after the implementation of the Reverse Stock Split would be equal to or greater than the total market capitalization before the Reverse Stock Split or that the price for a share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split or, even if it does, that such price will be maintained for any period of time.
Even if an increased per share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above under “— Purpose of the Reverse Stock Split.” Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Common Stock.
While we aim that the Reverse Stock Split will be sufficient to maintain our listing on NYSE, it is possible that, even if the Reverse Stock Split results in a price for our Common Stock that exceeds $1.00 per share of Common Stock, we may not be able to continue to satisfy NYSE’s additional requirements and standards for continued listing of our Common Stock on NYSE.
We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Common Stock does not increase as a result of the Reverse Stock Split.
Additionally, if the Reverse Stock Split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of our Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of our Common Stock.
Principal Effects of the Reverse Stock Split
Issued and Outstanding Shares of Common Stock
If the Reverse Stock Split is approved and effected, each holder of our Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Common Stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously at the same exchange ratio for all outstanding shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s relative percentage ownership interest in the Company, voting rights, or other rights that accompany shares of our Common Stock. Shares of our Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable, and the par value per share of Common Stock will remain $0.0001.

Principal Effects and Purpose of Decrease (and Relative Increase) in Number of Authorized Shares of Common Stock for Issuance
If the proposed Reverse Stock Split Amendments are approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, at the Effective Time, the number of authorized shares of our Common Stock will be reduced to 1.5 times the then-current number of authorized shares of Common Stock, divided by the Reverse Stock Split ratio determined by the Board, and the number of authorized shares of our Preferred Stock will be reduced to the sum of (i) 1.5 times the then-current number of unissued authorized shares of Preferred Stock, divided by the Reverse Stock Split ratio determined by the Board, and (ii) the 30,000 outstanding shares of Series A Preferred Stock. Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock, and because we are applying a 1.5 multiplier to the number of shares of Common Stock following the Reverse Stock Split, the Reverse Stock Split would result in a relative increase in the number of authorized and unissued shares of our Common Stock. The purpose of the relative increase in the amount of authorized and unissued shares of our Common Stock is to allow our Company the ability to issue additional shares of Common Stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our Company’s stockholders to approve an increase in the authorized number of shares of Common Stock each time such an action is contemplated. If the proposed Reverse Stock Split Amendments are approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, all or any of the authorized and unissued shares of our Common Stock or Preferred Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share.
Except pursuant to the Company’s equity incentive plans, outstanding warrants and Series A Preferred Stock, the Company presently has no plan, commitment, arrangement, understanding, or agreement regarding the issuance of Common Stock. However, the Company regularly considers its capital requirements and may conduct securities offerings, including equity and/or equity-linked offerings, in the future. Any shares issuable pursuant to the above-described plans will be subject to the Reverse Stock Split ratio determined by the Board.
Because our stockholders have no preemptive rights under Delaware law or our Certificate of Incorporation or Amended and Restated Bylaws (“Bylaws”) to purchase or subscribe for any of our unissued shares of Common Stock, the future issuance of additional shares of Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.
Equity Compensation Plans and Outstanding Equity-Based Awards
Pursuant to the Owlet Baby Care Inc. 2014 Equity Incentive Plan, the Owlet, Inc. 2021 Incentive Award Plan and the Owlet, Inc. 2021 Employee Stock Purchase Plan (collectively, the “Plans”), we have granted stock options and restricted stock units (“RSUs”) to our employees and directors.
Our Board generally has the discretion to determine the appropriate adjustments to the Plans and outstanding awards in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is approved and effected, consistent with the terms of the Plans and outstanding award agreements, the total number of shares of Common Stock issuable upon exercise, vesting or settlement of such awards and the total number of shares of Common Stock remaining available for future awards under the Plans, as well as any share-based limits in the Plans, would be proportionately reduced based on the Reverse Stock Split ratio selected by our Board, and any fractional shares that may result therefrom shall be rounded down. Furthermore, the exercise price of any outstanding options would be proportionately increased based on the Reverse Stock Split ratio selected by our Board, and any fractional cents that may result therefrom shall be rounded up to the nearest $0.01. Our Board has authorized the Company to effect any changes necessary, desirable or appropriate to give effect to the Reverse Stock Split under the Plans, including any applicable technical, conforming changes thereunder.

Warrants
We have also outstanding warrants to purchase shares of Common Stock. Each of the 18,100,000 warrants we assumed from Sandbridge Acquisition Corporation as part of our business combination transaction entitles the holder thereof to purchase one share of our Common Stock at an exercise price of $11.50 per share. In February 2023, we issued warrants to purchase an aggregate of 110,204,066 shares of our Common Stock at an exercise price of $0.333 per share.
If the Reverse Stock Split is approved and effected, under the terms of the applicable instrument, the number of shares of Common Stock issuable on exercise of each warrant will be treated pursuant to the terms of the warrants and, as and to the extent applicable, decreased (to the nearest one-tenth (1/10th)) of a share, and the warrant exercise price will be proportionately adjusted (to the nearest $0.01), in each case, based on the Reverse Stock Split ratio selected by our Board of Directors. The terms of our outstanding warrants do not permit issuance of fractional shares upon exercise of warrants. In the case of the warrants we issued in February 2023, in lieu of any fractional share to which the warrant holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one share on the last trading day ending prior to the payment date multiplied by such fraction.
Series A Preferred Stock
As of the date of this Proxy Statement, except for 30,000 shares of Series A Preferred Stock, there were no issued or outstanding shares of our Preferred Stock and no outstanding options or warrants to purchase shares of our Preferred Stock. The Reverse Stock Split would not impact the number of outstanding shares of our Preferred Stock.
As previously disclosed in a Current Report on Form 8-K filed with the SEC on February 21, 2023, in February 2023 we issued and sold 30,000 shares of Series A Preferred Stock that are convertible into approximately 61,224,489 shares of Common Stock, based on an initial conversion rate of 2,040.8163 shares of Common Stock per share of Series A Preferred Stock (the “Conversion Rate”), at the option of the holder at any time (except with regards to certain ownership limitations as described in “Proposal 3—Approval of the Eclipse Ownership Proposal”). The Series A Preferred Stock has a liquidation preference of $1,000.00 per share. The terms of the Series A Preferred Stock are set forth in a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of the State of Delaware.
The Certificate of Designation provides, among other things, that except as required by Delaware law (and subject to the Share Cap), holders of the Series A Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted-to-Common Stock basis at any annual or special meeting of stockholders of the Company, and not as a separate class.
The Certificate of Designation also provides that, upon a reverse stock split of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

CR0 = the Conversion Rate in effect immediately prior to the open of business on the effective date of such reverse stock split

CR1 = the new Conversion Rate in effect immediately after the open of business on the effective date of such reverse stock split

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the effective date of such reverse stock split

OS1 = the number of shares of Common Stock outstanding immediately after, and solely as a result of, the completion of such reverse stock split
All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).

Illustration
For purposes of illustration, the following tables contain approximate information relating to our Common Stock and Preferred Stock if the Reverse Stock Split is effected at each ratio between 1-for-10 through or 1-for-20 based on share information as of the close of business on April 24, 2023.
Reverse Stock Split at Ratios from 1-for-10 through 1-for-14

	Pre-Reverse Stock Split	1-for-10	1-for-11	1-for-12	1-for-13	1-for-14
Authorized (All Classes)(1)	1,100,000,000	165,025,500	150,025,908	137,526,250	126,949,615	117,883,928
Common Stock	1,000,000,000	150,000,000	136,363,636	125,000,000	115,384,615	107,142,857
Preferred Stock	100,000,000	15,025,500	13,662,272	12,526,250	11,565,000	10,741,071
Common Stock
Outstanding	117,672,234	11,767,223	10,697,475	9,806,019	9,051,710	8,405,159
Reserved for future issuance pursuant to employee benefit plans	3,636,959	409,831	372,574	341,526	315,255	292,736
Reserved for future issuance pursuant to outstanding equity-based awards	34,898,712	3,932,577	3,575,070	3,277,148	3,025,060	2,808,984
Number of shares issuable upon exercise of outstanding warrants (excluding 2023 Private Placement Warrants)	18,100,000	1,810,000	1,645,454	1,508,333	1,392,307	1,292,857
Number of shares issuable upon exercise of outstanding 2023 Private Placement Warrants(2)	110,204,066	11,020,406	10,018,551	9,183,672	8,477,235	7,871,719
Number of shares issuable upon conversion of Series A Preferred Stock(2)	61,224,484	6,122,442	5,565,855	5,102,035	4,709,567	4,373,170
Authorized but unissued and unreserved	654,263,545	65,426,354	59,478,504	54,521,962	50,327,965	46,733,110
Preferred Stock
Outstanding (Series A Preferred Stock)	30,000	30,000	30,000	30,000	30,000	30,000
Authorized but unissued and unreserved	99,970,000	14,995,500	13,632,272	12,496,250	11,535,000	10,711,071

(1)
Other than the amount shown in the “Pre-Reverse Stock Split” column, amounts shown reflect a reduction in the number of authorized shares of our (i) Common Stock, to an amount equal to 1.5 times the number of shares of authorized Common Stock provided in the “Pre-Reverse Stock Split” column, divided by the applicable Reverse Stock Split ratio, and (ii) Preferred Stock, to an amount equal to the sum of (a) 1.5 times the number of shares of authorized but unissued and unreserved Preferred Stock provided in the “Pre-Reverse Stock Split” column, divided by the applicable Reverse Stock Split ratio and (b) the 30,000 outstanding shares of Series A Preferred Stock.

(2)	Includes all shares issuable upon conversion of Series A Preferred Stock and exercise of 2023 Warrants held by Eclipse, as applicable, without regard to the Share Cap. As described in Proposal 3 below, Eclipse is not currently permitted to convert or vote shares of Series A Preferred Stock or exercise 2023 Warrants to the extent such conversion, vote or exercise would result in Eclipse beneficially owning more than the Share Cap, provided that all outstanding Series A Preferred Stock and all of the shares of Common Stock underlying such Series A Preferred Stock are deemed to be outstanding for such calculation (but, in the case of Eclipse, only up to the Share Cap) and no unexercised rights, options, warrants or conversion privileges to acquire shares of Common Stock are included.

Reverse Stock Split at Ratios from 1-for-15 through 1-for-20

	Pre-Reverse Stock Split	1-for-15	1-for-16	1-for-17	1-for-18	1-for-19	1-for-20
Authorized (All Classes)(1)	1,100,000,000	110,027,000	103,152,187	97,086,176	91,694,166	86,869,736	82,527,750
Common Stock	1,000,000,000	100,000,000	93,750,000	88,235,294	83,333,333	78,947,368	75,000,000
Preferred Stock	100,000,000	10,027,000	9,402,187	8,850,882	8,360,833	7,922,368	7,527,750
Common Stock
Outstanding	117,672,234	7,844,815	6,921,896	6,921,896	6,537,346	6,193,275	5,883,611
Reserved for future issuance pursuant to employee benefit plans	3,636,959	273,221	241,077	241,077	227,684	215,700	204,915
Reserved for future issuance pursuant to outstanding equity-based awards	34,898,712	2,621,718	2,313,280	2,313,280	2,184,765	2,069,777	1,966,288
Number of shares issuable upon exercise of outstanding warrants (excluding 2023 Private Placement Warrants)	18,100,000	1,206,666	1,131,250	1,064,705	1,005,555	952,631	905,000
Number of shares issuable upon exercise of outstanding 2023 Private Placement Warrants(2)	110,204,066	7,346,937	6,887,754	6,482,592	6,122,448	5,800,214	5,510,203
Number of shares issuable upon conversion of Series A Preferred Stock(2)	61,224,484	4,081,625	3,601,437	3,601,437	3,401,350	3,222,333	3,061,219
Authorized but unissued and unreserved	654,263,545	43,617,569	38,486,090	38,486,090	36,347,974	34,434,923	32,713,177
Preferred Stock
Outstanding (Series A Preferred Stock)	30,000	30,000	30,000	30,000	30,000	30,000	30,000
Authorized but unissued and unreserved	99,970,000	9,997,000	93,750,000	8,820,882	8,330,833	7,892,368	7,497,750

(1)
Other than the amount shown in the “Pre-Reverse Stock Split” column, amounts shown reflect a reduction in the number of authorized shares of our (i) Common Stock, to an amount equal to 1.5 times the number of shares of authorized Common Stock provided in the “Pre-Reverse Stock Split” column, divided by the applicable Reverse Stock Split ratio, and (ii) Preferred Stock, to an amount equal to the sum of (a) 1.5 times the number of shares of authorized but unissued and unreserved Preferred Stock provided in the “Pre-Reverse Stock Split” column, divided by the applicable Reverse Stock Split ratio and (b) the 30,000 outstanding shares of Series A Preferred Stock.

(2)	Includes all shares issuable upon conversion of Series A Preferred Stock and exercise of 2023 Warrants held by Eclipse, as applicable, without regard to the Share Cap. As described in Proposal 3 below, Eclipse is not currently permitted to convert or vote shares of Series A Preferred Stock or exercise 2023 Warrants to the extent such conversion, vote or exercise would result in Eclipse beneficially owning more than the Share Cap, provided that all outstanding Series A Preferred Stock and all of the shares of Common Stock underlying such Series A Preferred Stock are deemed to be outstanding for such calculation (but, in the case of Eclipse, only up to the Share Cap) and no unexercised rights, options, warrants or conversion privileges to acquire shares of Common Stock are included.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable
If the proposed Reverse Stock Split Amendments are approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 5:00 p.m., Eastern time, on the date the applicable Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be reclassified, combined and reconstituted, automatically and without any action on the part of the stockholders, into new shares of Common Stock, in accordance with the Reverse Stock Split ratio contained in the applicable Certificate of Amendment to the Certificate of Incorporation.
Registered “Book-Entry” Holders of Common Stock
As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold your shares in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our Common Stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “—Fractional Shares” below).
Beneficial Holders of Common Stock
Upon the implementation of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of Common Stock. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.
Holders of Certificated Shares of Common Stock
Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-reverse stock split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-reverse stock split shares of our Common Stock for a statement of ownership. When you submit your certificate or certificates representing the pre-reverse stock split shares of our Common Stock, your post-reverse stock split shares of our Common Stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post-reverse stock split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-reverse stock split ownership interest.
Fractional Shares
No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such holder would otherwise be entitled multiplied by the closing price per share of Common Stock on the trading day immediately preceding the Effective Time as reported by NYSE (as adjusted to give effect to the Reverse Stock Split). No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is issued or received.

After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share will not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by the Board as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
No Appraisal Rights
Under the General Corporation Law of the State of Delaware, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our Common Stock, as set forth below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any of our other stockholders.
Anti-takeover Effects of Proposed Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed Reverse Stock Split Amendments discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue Preferred Stock with rights senior to those of the Common Stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.
Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Split proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share of our Common Stock and our Preferred Stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock and Preferred Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of Common Stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our Common Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our Common Stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders (as defined below); or (xiii) certain former citizens or long-term residents of the United States.
In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such stockholder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to the Reverse Stock Split to shares of Common Stock received pursuant to the Reverse Stock Split. Stockholders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A stockholder who receives cash in lieu of a fractional share of Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability; provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.
BOARD RECOMMENDATION
The Board of Directors unanimously recommends a vote FOR the amendments to the Certificate of Incorporation to effect a reverse stock split of Common Stock, at a ratio ranging from any whole number between 1-for-10 and 1-for-20, inclusive, with such ratio to be determined at the discretion of the Board, and a reduction in the number of authorized shares of Common Stock and authorized unissued shares of Preferred Stock.

PROPOSAL 3 — APPROVAL OF THE ECLIPSE OWNERSHIP PROPOSAL
We are seeking stockholder approval for the issuance of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock and exercise of warrants issued and sold to Eclipse in February 2023 (to the extent such conversion or exercise would result in Eclipse beneficially owning securities representing more than 29.99% of our outstanding Common Stock (the “Share Cap”)), as well as the ability of Eclipse to vote its shares of Series A Preferred Stock on an-as-converted-to-Common Stock basis in excess of the Share Cap. Stockholder approval is required to permit such conversions, exercises and votes in excess of the Share Cap pursuant to Section 312.03(d) of the New York Stock Exchange Listed Company Manual (“NYSE LCM”), which requires stockholder approval for transactions that the NYSE considers a “change of control.”
Background
Terms of the Private Placement
As disclosed in the Current Report on Form 8-K filed with the SEC on February 21, 2023 (the “Form 8-K”), on February 17, 2023 (the “Closing Date”), the Company issued and sold to various investors (i) an aggregate of 30,000 shares of Series A Preferred Stock and (ii) warrants to purchase an aggregate of 110,204,066 shares of Common Stock, for an aggregate purchase price of $30.0 million (collectively, the “Private Placement”).
An entity affiliated with Eclipse, which prior to the Private Placement beneficially owned approximately 25% of our outstanding Common Stock, and whose sole managing member is Lior Susan, chairman of our Board, purchased $20.2 million of the securities sold in the Private Placement.
The Certificate of Designation establishing the terms of the Series A Preferred Stock and the warrant issued to Eclipse include certain provisions that prevent Eclipse, until stockholder approval is obtained in accordance with Section 312.03(d) of the NYSE LCM, from converting its shares of Series A Preferred Stock, voting its shares of Series A Preferred Stock on an as-converted-to-Common Stock basis or exercising its warrant, as applicable, to the extent such action would result in Eclipse beneficially owning in excess of the Share Cap. A copy of the Certificate of Designation and the form of warrant are filed as an exhibit to the Form 8-K.
Ranking and Dividends
The Series A Preferred Stock ranks, with respect to dividend rights, rights of redemption and rights upon a liquidation event, (i) senior to the Common Stock and all other classes or series of equity securities of the Company established after the Closing Date, unless such shares or equity securities expressly provide that they rank in parity with or senior to the Series A Preferred Stock with respect to dividend rights, rights of redemption or rights upon a liquidation event, (ii) on parity with each class or series of equity securities of the Company established after the Closing Date, the terms of which expressly provide that it ranks on parity with the Series A Preferred Stock with respect to dividend rights, rights of redemption and rights upon a liquidation event and (iii) junior to each class or series of equity securities of the Company established after the Closing Date, the terms of which expressly provide that it ranks senior to the Series A Preferred Stock with respect to dividend rights, rights of redemption and rights upon a liquidation event.
The Series A Preferred Stock has a liquidation preference of $1,000.00 per share (the “Liquidation Preference”). The Company has agreed not to declare, pay or set aside any dividends on shares of Common Stock unless the holders of the shares of Series A Preferred Stock then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the product of (i) the dividend payable on each share of Common Stock multiplied by (ii) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock to Common Stock thereunder, in each case calculated on the record date for determination of holders entitled to receive such dividend.

Conversion and Redemption
Except for shares of Series A Preferred Stock held by Eclipse and subject to the Share Cap prior to stockholder approval, the Series A Preferred Stock is convertible into Common Stock at the option of the holder at any time subsequent to the Closing Date. The number of shares currently issuable upon conversion is determined by the number of shares of Series A Preferred Stock so converted multiplied by the Conversion Rate of 2,040.8163. Cash will be paid in lieu of any fractional shares based on the closing market price of the Common Stock on the conversion date. The Conversion Rate is subject to adjustment for customary anti-dilution protections, including for stock dividends, splits, and combinations, rights offerings, spin-offs, distributions of cash or other property (to the extent not participating on an as-converted basis) and above market self-tender or exchange offers. At any time from and after the five-year anniversary of the Closing Date, the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock may specify a date and time or the occurrence of an event by vote or written consent that all, and not less than all, outstanding shares of Series A Preferred Stock will automatically be: (i) converted into shares of Common Stock at the Conversion Rate, (ii) subject to certain exceptions and limitations, redeemed for an amount per share of Series A Preferred Stock equal to the Liquidation Preference plus all accrued or declared but unpaid dividends as of the redemption date and time or (iii) a combination of the foregoing.
Subject to certain exceptions, upon the occurrence of a fundamental change, voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Company will be required to pay an amount per share of Series A Preferred Stock equal to the greater of (i) Liquidation Preference or (ii) the consideration per share of Series A Preferred Stock as would have been payable had all shares of Series A Preferred Stock been converted to Common Stock immediately prior to the liquidation event, plus, in each case, the aggregate amount of all declared but unpaid dividends thereon to the date of final distribution to the holders of Series A Preferred Stock. A fundamental change generally includes (i) any merger, reorganization, consolidation or other business combination (unless the stockholders of the Company immediately prior to such transaction hold 50% of the voting power of the surviving entity immediately following such transaction) and (ii) any sale, lease, transfer, exclusive license or other disposition of all or substantially all of the Company’s assets.
Voting and Consent Rights
Except for shares of Series A Preferred Stock held by Eclipse and subject to the Share Cap prior to stockholder approval, holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted to Common Stock basis at any annual or special meeting of stockholders of the Company, and not as a separate class, except as required by Delaware law.
Additionally, for so long as any shares of Series A Preferred Stock remain outstanding, the Company will be prohibited, without the consent of the holders of at least a majority of the shares of Series A Preferred Stock, from taking various corporate actions, including:

•	creating, authorizing or issuing any additional shares of Series A Preferred Stock or shares which rank senior to or on parity with the Series A Preferred Stock;

•	amending the Certificate of Designation or amending, waiving or repealing the rights, preferences or privileges of the Series A Preferred Stock;

•	amending, waiving or repealing any provision of the Certificate of Designation, our Certificate of Incorporation or our Bylaws so as to adversely affect the rights, preferences, or privileges of the Series A Preferred Stock;

•	increasing or decreasing the authorized number of shares of Series A Preferred Stock;

•	exchanging, reclassifying or canceling the Series A Preferred Stock (except as contemplated by the Certificate of Designations);

•	declaring or paying any dividend on, or making any distribution to, or repurchasing any shares of Common Stock or other securities that rank junior to the Preferred Share, subject to certain exceptions;

•	incurring any indebtedness other than Permitted Indebtedness (as defined in the Certificate of Designation); and

•	creating, adopting, amending, terminating or repealing any equity (or equity-linked) compensation or incentive plan or increasing the amount or number of equity securities reserved for issuance thereunder if the NYSE would require stockholder approval of such action; provided that the Company’s 2021 Incentive Award Plan (as it exists on the Closing Date) (the “2021 Plan”) and any automatic annual increases pursuant to the 2021 Plan shall not require approval.

Warrants
The warrants have a five-year term and an exercise price initially equal to $0.333 per share. The warrants also provide for an exercise on a cash or cashless net exercise basis at any time after the closing and will be automatically exercised on a cashless (net-issue) basis if not exercised prior to the expiration of the five-year term. Upon a fundamental change, the warrants will be automatically exercised on a net-issue basis if not exercised before the consummation of such event. The warrants are subject to customary anti-dilution adjustments, including for stock dividends, splits, and combinations, rights offerings, spin-offs, distributions of cash or other property and above market self-tender or exchange offers.
Other
For so long as Eclipse and its affiliates continues to hold or beneficially own at least 5,000 shares of Series A Preferred Stock, Eclipse’s investment agreement provides Eclipse with a right to participate as an investor in future financing transactions by the Company. The right is limited to financing transactions involving equity securities or securities exercisable or convertible for equity securities of the Company, and will provide Eclipse the right to buy up to a number of new securities, on the same terms and conditions offered to other potential investors, necessary for Eclipse to maintain its pro rata ownership percentage in the Company (calculated as the fraction equal to (a) the number of outstanding shares of Common Stock plus the number of shares of Common Stock underlying shares of Series A Preferred Stock on an as-converted basis, in each case, held by Eclipse, divided by (b) the number of outstanding shares of Common Stock plus the number of shares of Common Stock underlying all outstanding shares of Series A Preferred Stock on an as-converted basis). A copy of the investment agreement is filed as an exhibit to the Form 8-K.
In connection with the Private Placement, the Company and Eclipse also entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”), which amends and restates the prior stockholders agreement to provide that (a) until such time as Eclipse beneficially owns less than 20.0% of the total voting power of the Company’s capital stock entitled to elect directors, Eclipse shall be entitled to nominate two individuals to serve on the Board (the “Eclipse Directors” and each, an “Eclipse Director”) and (b) from such time that Eclipse beneficially owns less than 20.0% but more than 10.0% of the total voting power of the Company’s capital stock entitled to elect directors, Eclipse will be entitled to nominate one Eclipse Director. A copy of the Stockholders Agreement is filed as an exhibit to the Form 8-K.
Reasons for the Private Placement

In October 2021, we received a Warning Letter from the United States Food and Drug Administration (the “FDA”) in which the FDA asserted that our Smart Sock product is a medical device requiring marketing authorization from the FDA due to its marketing and certain functionalities. Prior to receipt of the Warning Letter, we were dependent on sales of the Smart Sock in the United States for a majority of our revenue. Following receipt of the Warning Letter, we ceased distribution of the Smart Sock in the United States. While we were able to launch our Dream Sock starting in early 2022, the Warning Letter created significant disruption of our business and results of operations. In July 2022, we implemented a company-wide restructuring program designed to position us for long-term profitable growth by prioritizing the sell-through of our products to end consumers, obtaining required marketing authorizations from applicable regulatory authorities and certifications from notified bodies and managing our liquidity. The program included streamlining our organizational structure in response to current business conditions, reducing our operating expenses and conserving our cash resources.

In our quarterly report for the quarter ended June 30, 2022, we disclosed that year over year declines in revenue, our cash balance at the time, recurring operating losses, and negative cash flows from operations since inception, in addition to a failure to comply with the revenue covenant in our loan agreement, raised substantial doubt about our ability to continue as a going concern within one year after the date that the condensed consolidated financial statements included in the quarterly report were issued. As of June 30, 2022, we had $37.3 million of cash and cash equivalents and working capital of $21.1 million, and an accumulated deficit of $183.9 million.

In October 2022, we engaged Cowen and Company, LLC to assist us in pursuing a capital raise. In the course of that process, over sixty potential investors were contacted about the possibility of making an investment in the Company. However, of those investors who were contacted, only two different unaffiliated third parties expressed interest in leading a transaction. In both cases, the unaffiliated third parties ultimately declined to lead a transaction before we were able to reach final terms and definitive agreements, with negotiations ceasing in November 2022 and January 2023, respectively. As of December 31, 2022, we had $11.2 million of cash and cash equivalents and negative working capital of $15.3 million, and an accumulated deficit of $222.8 million.
In January 2023, Eclipse presented us with a term sheet for the Private Placement, which contemplated the issuance and sale by the Company of convertible preferred stock and warrants to purchase Common Stock, as well as that the Company and Eclipse would amend and restate the Stockholders Agreement to provide Eclipse with the right to nominate a second individual to serve on the Board until such time as Eclipse beneficially owns less than 20% of the total voting power entitled to elect our directors. Due to the fact that Mr. Susan is affiliated with Eclipse, and other board members or their affiliates expressed interest in participating in the financing as investors, the Board delegated authority to a committee (the “Financing Committee”) consisting of Ms. Durr and Mr. Burke to exercise all of the powers of the Board in connection with the Private Placement. Over the following weeks, members of management (other than Mr. Workman, who recused himself from the negotiation of the Private Placement due to his interest in participating in the financing as an investor) and the Financing Committee negotiated the terms of the term sheet and definitive documentation relating to the Private Placement. During the course of negotiations, representatives of the Company gave particular attention to (i) minimizing and eliminating opportunities for investors not to close on their investment amounts, particularly in light of volatile macroeconomic market conditions and volatility in our stock price following the expiration in January 2023 of the lockup period from the Company’s business combination transaction with Sandbridge Acquisition Corporation, and (ii) ensuring we would not be unduly restricted from raising additional capital in the future.
In evaluating the Private Placement, the Financing Committee considered, among other things:

•	the inability of the Company to raise money from other outside investors during the preceding months on comparable or better terms, or at all;

•	our forecasted cash needs in order to continue as a going concern and execute on its business strategy;

•	the terms of financing transactions completed by similarly situated companies;

•	the pro forma ownership and voting control of the Company after giving effect to the Private Placement; and

•	the significant dilution that would result from the transaction upon conversion of the Series A Preferred Stock and exercise of the warrants, though noting that the dilution was not as significant as other transactions that had been proposed by potential investors during the fundraising efforts.
The Financing Committee also considered that the warrants can be exercised on a cashless basis but, if exercised for cash, would be a potential source of up to an additional $36.7 million of cash, up to $24.7 million of which would come from the for-cash exercise of warrants held by Eclipse.
Because our Common Stock is traded on the NYSE, we are subject to the provisions of the NYSE LCM, including Section 312.03. Pursuant to Section 312.03(d), stockholder approval is required prior to the issuance of securities that will result in a “change of control” of the issuer. In connection with the Private Placement, the NYSE informed us that it would view the acquisition by Eclipse of more than 29.99% of our outstanding shares of Common Stock or voting power to constitute a change of control for purposes of Section 312.03(d).
After consulting with the Financing Committee, considering the Financing Committee's recommendation to the Board that the Board approve and recommend that the Company's stockholders authorize the removal of the Share Cap, and independently evaluating the factors considered by the Financing Committee in approving the Private Placement, the Board has determined that it would be advisable and in the best interests of the Company and our stockholders to authorize the removal of the Share Cap.

Effect of Approval
If Proposal 3 is approved, all shares of Series A Preferred Stock held by Eclipse will be convertible into 41,224,489 shares of our Common Stock (without giving effect to any approval of Proposal 2 by the Company’s stockholders or any Reverse Stock Split), and prior to their conversion can be voted on an as-converted-to-Common Stock basis without restriction by the Share Cap. Additionally, if Proposal 3 is approved, Eclipse will have the ability to acquire up to 74,204,080 shares of Common Stock by exercising its warrant (without giving effect to any approval of Proposal 2 by the Company’s stockholders or any Reverse Stock Split). If Proposal 3 is approved, based on shares outstanding as of April 24, 2023, Eclipse would hold, as of April 24, 2023, 38.97% of the voting power of our Company without any restriction of the Share Cap. In addition, if Proposal 3 is approved and assuming all of the warrants issued in February 2023 are exercised solely for cash, Eclipse would hold, as of April 24, 2023, 49.78% of the voting power of our Company.
Consequences if Stockholder Approval is Not Obtained
If our stockholders do not approve this Proposal 3 at the 2023 Annual Meeting, Eclipse will not be able to vote or convert its shares of Series A Preferred Stock or exercise its warrant in excess of the Share Cap. Additionally, if our stockholders do not approve this Proposal 3 at the 2023 Annual Meeting, we have agreed to use commercially reasonable efforts to call a special stockholder meeting within four (4) months of the 2023 Annual Meeting to obtain the stockholder approval for this Proposal 3. If the stockholder approval is not obtained at such special meeting, we would be obligated to include this Proposal 3 for stockholder approval again at our annual stockholder meeting held in 2024.
BOARD RECOMMENDATION
The Board of Directors unanimously recommends a vote FOR approval, as a “change of control” of the Company for purposes of Section 312.03(d) of the NYSE LCM, of the issuance of Common Stock upon conversion of shares of Series A Preferred Stock (and the voting of Series A Preferred Stock on an as-converted-to-Common Stock basis in excess of the Share Cap) and exercise of warrants issued and sold to Eclipse in excess of the Share Cap.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. PwC has served as our independent registered public accounting firm since 2020. Upon consideration of these and other factors, the Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PwC is not required by our Bylaws or otherwise, we value the views of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. In the event that the appointment of PwC is not ratified by the stockholders, the Board and Audit Committee may reconsider its selection. Even if the appointment of PwC is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interests of the Company and its stockholders.
Representatives of PwC are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
On July 15, 2021, the Audit Committee dismissed WithumSmith+Brown, PC (“Withum”), Sandbridge Acquisition Corporation’s ("SBG") independent registered public accounting firm prior to the Merger (as defined below), as the Company’s independent registered public accounting firm effective following completion of the Company’s review of the quarter ended June 30, 2021, which consists only of the accounts of the pre-Merger special purpose acquisition company, SBG.
The report of Withum on SBG’s, the Company’s legal predecessor, balance sheet as of December 31, 2020 and the statements of operations, changes in stockholders’ equity and cash flows for the period from June 23, 2020 (inception) to December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During the period from June 23, 2020 (inception) to December 31, 2020 and subsequent interim period through July 15, 2021, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on SBG’s financial statements for such period.
During the period from June 23, 2020 (inception) to December 31, 2020 and subsequent interim period through July 15, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
The Company provided Withum with a copy of the foregoing disclosures and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated July 21, 2021, was included as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2021.
On July 15, 2021, the Board approved the engagement of PwC as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements. PwC served as independent registered public accounting firm of Old Owlet prior to the Merger. During the period from June 23, 2020 (inception) to December 31, 2020 and subsequent interim period through July 15, 2021, neither the Company nor anyone on the Company’s behalf consulted with PwC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of PwC, our independent registered public accounting firm, billed to the Company in each of the last two fiscal years.

Fee Category	2022	2021
Audit Fees	$1,202,300	$2,331,200
Audit-Related Fees	—	—
Tax Fees	61,991	34,741
All Other Fees	900	900
Total	$1,265,191	$2,366,841
Audit Fees
Audit fees consisted of fees for professional services provided in connection with the audit of Owlet’s annual consolidated financial statements, the performance of interim reviews of Owlet’s quarterly unaudited financial information, consents, and matters related to the Merger (as defined herein), including required filings.
Tax Fees
Tax fees consisted primarily of the fees related to sales and use tax including nexus studies, registrations and compliance.
All Other Fees
All other fees consisted of subscription license fees.
Pre-Approval Policies and Procedures
The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
The above-described services provided to us by PwC prior to the closing of the Merger were provided under engagements entered into prior to our adoption of our pre-approval policies and, following the closing of the Merger, in accordance with such policies.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

AUDIT COMMITTEE REPORT
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the “Corporate Governance— Audit Committee” section of this Proxy Statement. Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2022. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”). In addition, the Audit Committee (i) received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence and (ii) discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.

The Audit Committee:

Laura J. Durr, Chair
John C. Kim
Amy Nam McCullough

EXECUTIVE OFFICERS
Our executive officers are appointed by the Board in accordance with our Bylaws. The table below identifies and sets forth certain biographical and other information regarding our executive officers as of May 1, 2023. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position At Owlet

Kurt Workman	33	Co-Founder, President and Chief Executive Officer and Director

Kathryn R. Scolnick	54	Chief Financial Officer
Mr. Workman’s biography is provided under the “Proposal 1—Election of Directors” section of this Proxy Statement.
Kathryn R. Scolnick has served as our Chief Financial Officer since July 2021, and she also held the same role with Old Owlet from March 2021 to July 2021. Previously, Ms. Scolnick served as the Vice President of Finance at Anaplan, Inc. (“Anaplan”) from June 2019 until March 2021. During her tenure at Anaplan, she oversaw corporate financial planning and analysis, global sales finance and global procurement. Prior to joining Anaplan, Ms. Scolnick served in various executive roles at Seagate Technology Holdings PLC from February 2012 until January 2019, including serving as Interim Chief Financial Officer from August 2018 to January 2019, Senior Vice President of Finance, Corporate Communications & Treasury from August 2016 to August 2018 and Vice President of Investor Relations from 2012 to 2016. In these roles, she was responsible for driving financial operations and maintaining relationships with banks, auditors and shareholders. Earlier in her career, Ms. Scolnick served in the investor relations department of Intel Corporation from 2011 to 2012, served as Vice President of Investor Relations at McAfee from 2009 until its acquisition by intel Corporation in 2011, and as Director of Global Investor Relations at EMC Corporation from 2005 to 2009. From June 2015 until June 2019, she served as a director of the Silicon Valley Chapter of the National Investor Relations Institute and was a director of eASIC Corporation and a member of its audit committee from December 2017 until it was acquired by Intel Corporation in July 2018. Ms. Scolnick holds a Bachelor of Arts in History from Michigan State University and a certificate in executive leadership from the Stanford University Executive Program.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of our Corporate Governance Guidelines can be found on our Investor Relations website at www.investors.owletcare.com, or you may request a hard copy by contacting our Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section of this Proxy Statement. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board independence and qualifications	•	Conflicts of interest

•	Executive sessions of independent directors	•	Board access to senior management

•	Selection of new directors	•	Board access to independent advisors

•	Director orientation and continuing education	•	Board self-evaluations

•	Limits on board service	•	Board meetings

•	Change of principal occupation	•	Meeting attendance by directors and non-directors

•	Term limits	•	Meeting materials

•	Director responsibilities	•	Board committees, responsibilities and independence

•	Director compensation	•	Succession planning

Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer according to the Board’s determination that utilizing one or the other structure would be in the best interests of the Company and our stockholders. If the Board Chairperson is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment of a lead independent director (the “Lead Director”) by the independent directors of the Board. The Lead Director’s responsibilities include but are not limited to (i) presiding over all meetings of the Board at which the Board Chairperson is not present, including any executive sessions of the independent directors, (ii) approving Board meeting schedules and agendas and (iii) acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson of the Board. Our Corporate Governance Guidelines provide that, at such times as the Board Chairperson qualifies as independent, such Chairperson will serve as Lead Director.
The positions of our Board Chairperson and our Chief Executive Officer are currently held by two separate individuals. Mr. Susan serves as Chairman of the Board, and Mr. Workman serves as our Chief Executive Officer. In his capacity as the independent Board Chairman, Mr. Susan also performs the functions of the Lead Director.
The Board believes that our current leadership structure of having two separate individuals serve as Chief Executive Officer and Chairperson of the Board is in the best interests of the Company and its stockholders. The Board also believes that this structure strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to-day leadership and Company performance and the Board Chairperson’s responsibility to guide the overall strategic direction of our Company, provide oversight of our corporate governance and guidance to our Chief Executive Officer and establish the agenda for, and preside over, Board meetings.
The Board will continue to periodically review our leadership structure and make such changes in the future as the Board deems appropriate and in the best interests of the Company and our stockholders.
Director Independence
Under our Corporate Governance Guidelines and the applicable New York Stock Exchange (“NYSE”) rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Mmes. Durr and McCullough and Messrs. Burke, Kim, Knafel and Susan, representing six of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the NYSE rules. Kenneth Suslow, who served on our Board in 2022 until his resignation effective March 28, 2022, qualified as “independent” under the NYSE rules. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our Common Stock and the relationships of our non-employee directors with certain of our significant stockholders.

Board Committees
Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Zane M. Burke		Chair
Laura J. Durr	Chair		X
John C. Kim	X	X
Jayson Knafel		X
Amy Nam McCullough	X		Chair
Lior Susan			X
Audit Committee
Our Audit Committee is responsible for, among other things:

•	Overseeing our accounting and financial reporting process;

•	Appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for Owlet;

•	Discussing with our independent auditor any audit problems or difficulties and management’s response;

•	Pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under applicable SEC rules);

•	Reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;

•	Discussing our risk management policies, oversee management of such risks and discuss with management the steps management has taken to monitor and control such risks;

•	Reviewing and approving or ratifying any related person transactions;

•	Establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	Preparing the Audit Committee report required by SEC rules.
Our Audit Committee consists of Mses. Durr and McCullough and Mr. Kim, with Ms. Durr serving as chair. All members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules and regulations. Our Board of Directors has affirmatively determined that each member of our Audit Committee qualifies as “independent” under NYSE’s additional standards applicable to Audit Committee members and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to Audit Committee members. In addition, our Board of Directors has determined that Ms. Durr qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of SEC Regulation S-K.

Compensation Committee
Our Compensation Committee is responsible for, among other things:

•	Reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;

•	Overseeing the evaluation of the performance of our other executive officers and reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;

•	Reviewing and making recommendations to our Board of Directors regarding director compensation;

•	Reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and

•	Appointing and overseeing any compensation consultants;

•	Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

•	Preparing the annual Compensation Committee report required by SEC rules, to the extent required.
Our Compensation Committee consists of Mr. Burke, who serves as chair, Mr. Knafel and Mr. Kim. Our Board of Directors has determined that each member of our Compensation Committee qualifies as “independent” under NYSE’s additional standards applicable to Compensation Committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee.
Compensation Consultants
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. Since 2021, in accordance with this authority, the Compensation Committee has engaged Korn Ferry to serve as its independent outside compensation consultant. Korn Ferry reports directly to the Compensation Committee and does not provide any services to Owlet other than the services provided to or at the request of our Compensation Committee.
During 2022, as requested by the Compensation Committee, Korn Ferry assisted the Compensation Committee in assessing benchmarking data with respect to our executive officers’ overall individual compensation, as well with respect to the design of our executive compensation program and determination of the compensation levels and awards thereunder, including bonus and retention award structures and targets. Korn Ferry also provided information regarding current trends and developments in executive compensation, equity-based awards and severance arrangements based on a holistic survey of size- and industry-relevant companies.
All executive compensation services provided by Korn Ferry during 2022 were conducted under the direction or authority of the Compensation Committee, and all work performed by Korn Ferry was approved by the Compensation Committee. Neither Korn Ferry nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee evaluated the independence of Korn Ferry pursuant to applicable SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Korn Ferry from serving as an independence compensation consultant to the Compensation Committee.

Nominating & Corporate Governance Committee
Our Nominating & Corporate Governance Committee is responsible for, among other things:

•	Identifying individuals qualified to become members of our Board, consistent with criteria approved by the Board;

•	Recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;

•	Developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and

•	Overseeing the annual evaluations of our Board, its committees and management.
Our Nominating & Corporate Governance Committee consists of Mses. Durr and McCullough and Mr. Susan, with Ms. McCullough serving as chair. Our Board has determined that each member of our Nominating & Corporate Governance Committee qualifies as “independent” under applicable NYSE rules applicable to Nominating & Corporate Governance Committee members.
Board and Board Committee Meetings and Attendance
During fiscal 2022, our Board of Directors met six times, the Audit Committee met eight times, and the Compensation Committee and the Nominating & Corporate Governance Committee each met four times. In 2022, each of our incumbent directors then-serving attended at least 75% of the meetings of the Board and committees on which they served as a member.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. Also, on a regularly scheduled basis, but no less than once a year, the independent directors meet in a private session that excludes management and any non-independent directors. Each executive session of the independent directors is presided over by the Chairperson of the Board if the Chairperson qualifies as independent or, alternatively, by the Lead Director, if any, if the Chairperson does not qualify as independent, or a director designated by the independent directors.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All of our directors then-serving attended our 2022 annual meeting of stockholders.
Director Nominations Process
The Nominating & Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating & Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. The Nominating & Corporate Governance Committee may take into account many factors, including but not limited to (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) strong finance experience; (iv) relevant social policy concerns; (v) experience relevant to the Company’s industry; (vi) experience as a board member or executive officer of another publicly held company; (vii) relevant academic expertise or other proficiency in an area of the Company’s operations; (viii) diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; (ix) diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; (x) practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and (xi) any other relevant qualifications, attributes or skills. In determining whether to recommend a director for reelection, the Nominating & Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

We consider diversity, such as gender, race, ethnicity and membership of underrepresented communities, a meaningful factor in identifying director nominees and view such diversity characteristics as meaningful factors to consider, but we do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.
In identifying prospective director candidates, the Nominating & Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations. The Nominating & Corporate Governance Committee also may, but need not, retain a search firm in order to assist with identifying candidates to serve as directors of the Company. The Nominating & Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating & Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide an appropriate blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating & Corporate Governance Committee also may assess the contributions of those directors recommended for reelection in the context of the Board evaluation process and other perceived needs of the Board.
Pursuant to the Stockholders Agreement, we agreed to appoint one additional director designated by Eclipse to the Board, and we appointed Jayson Knafel, an Eclipse designee. Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their nomination for reelection, as applicable, at the Annual Meeting.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The Nominating & Corporate Governance Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company must: (i) be in writing; (ii) include any supporting material the stockholder considers appropriate in support of that recommendation; (iii) include information required by SEC rules to be included in a proxy statement soliciting proxies for the election of such candidate; (iv) include a written consent of the candidate to serve as one of our directors if elected; and (v) comply with our Bylaws with respect to stockholder recommendations and nominations of director candidates. Stockholders who want to propose a candidate for consideration may do so by submitting in writing the above information to the attention of the Chief Legal Officer at our address provided under the “Principal Executive Offices” section. All recommendations and nominations for director candidates received by the Chief Legal Officer that satisfy the five requirements set forth above will be presented to the Nominating & Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws and SEC rules. These timing requirements are also described under the section “Stockholder Proposals and Director Nominations” in this Proxy Statement.
Board Role in Risk Oversight
The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function primarily by its Audit Committee, as well as its Compensation Committee and Nominating & Corporate Governance Committee. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks.

The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for enterprise risk management, including the management of financial risks. The Audit Committee also reviews and discusses our guidelines and policies with respect to risk assessment and risk management, as well as discusses with Company management the steps that management has taken to monitor and control such exposures. Also, the Audit Committee discusses with our management and independent registered public accounting firm any correspondence with regulators or government agencies that raise material issues regarding our financial statements or accounting policies. Additionally, the Audit Committee periodically discusses with our management the Company’s information technology initiatives, which includes education on cybersecurity and other risks relevant to Owlet, including safeguards to prevent or detect cybersecurity incidents that could be harmful to the Company. The Compensation Committee assists the Board by overseeing the management of risks relating to executive compensation, including review of incentive compensation arrangements and regulatory compliance to confirm that incentive pay does not encourage unnecessary risk-taking. Also, the Compensation Committee reviews and discusses, at least annually, the relationship between compensation-related risk management policies and practices, regulatory compliance, corporate strategy and senior executive compensation. The Nominating & Corporate Governance Committee assists the Board by managing risks associated with the independence of the Board.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee and other corporate governance information are available on our Investor Relations website at www.investors.owletcare.com. You may also request hard copies by contacting our Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer or controller, or persons performing similar functions. Our Code is available on our Investor Relations website at www.investors.owletcare.com. You may also request a hard copy by contacting our Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section. In addition, we intend to post on our website all disclosures that are required by applicable SEC and NYSE rules concerning any amendments to, or waivers of, any provisions of our Code.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset (or are designed to hedge or offset) any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such written correspondence to the attention of the Chief Legal Officer at our address provided under the “Principal Executive Offices” section. The Chief Legal Officer will forward the communication to the appropriate director or directors as appropriate.

EXECUTIVE AND DIRECTOR COMPENSATION
Overview
Throughout this “Executive and Director Compensation” section, unless the context requires otherwise, references to "Owlet," "we," "us," "our," the "company" and similar terms in this section refer to Old Owlet prior to the Merger, and to Owlet, Inc. following the Merger.
This section discusses the material components of the executive compensation program for our 2022 named executive officers. Our named executive officers for 2022 are:

•	Kurt Workman, our President and Chief Executive Officer;

•	Kathryn R. Scolnick, our Chief Financial Officer; and

•	Michael P. Abbott, our former President.
Mr. Abbott ceased serving as our President on September 1, 2022.
As an “emerging growth company,” as defined in the Jumpstart Our Business Startups (JOBS) Act, as amended, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
2022 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Kurt Workman	2022	369,231	50,000	4,258,686	—	3,100	4,681,017
President & Chief Executive Officer	2021	329,808	17,500	—	1,396,976	19,894	1,764,178
Kathryn R. Scolnick	2022	369,231	50,000	1,248,157	—	1,100	1,668,488
Chief Financial Officer	2021	269,231	191,667	1,154,018	702,315	1,150	2,318,381
Michael P. Abbott(4)	2022	330,384	50,000	2,873,686	—	505,832	3,759,903
Former President	2021	450,000	475,000	—	1,995,901	1,330,320	4,251,221

(1)	For 2022, reflects a $50,000 cash retention bonus paid to Mr. Abbott in July 2022, and $50,000 retention bonuses for Mr. Workman and Ms. Scolnick that they elected be paid in fully vested restricted stock units (“RSUs”). For Mr. Workman and Ms. Scolnick, the grant date fair value of the RSUs granted in August 2022 in lieu of the $50,000 cash retention bonuses was $66,578, and the excess value of $16,578 is included under the Stock Awards column.

(2)	Amounts shown represent the aggregate grant date fair value of RSU awards and option awards granted in the applicable year as computed in accordance with FASB ASC Topic 718. See Note 10 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2022 Form 10-K for the assumptions used in determining these values. The value of performance-based RSUs (“PRSUs”), which are subject to performance conditions, is based on the probable outcome of the conditions on the date of grant. The value of the PRSUs for the named executive officers, assuming the highest level of performance conditions will be achieved, is: for Mr. Workman, $2,326,316; for Ms. Scolnick, $821,051; and for Mr. Abbott, $1,642,105. For 2022, amounts do not include the portion of 2021 annual bonuses that were paid in the form of RSUs in April 2022, because the full value of such bonuses was already included in the Bonus column for 2021.

(3)	For 2022, amounts represent (i) for Mr. Workman, (a) $2,000 in Company-paid contributions to a healthcare savings account and
(b) $1,100 in work-from-home and work-life balance stipends; (ii) for Ms. Scolnick, $1,100 in work-from-home and work-life balance stipends; and (iii) for Mr. Abbott, (a) $475,000 in accrued severance payments, (b) $17,355 in Company-paid COBRA coverage accrued as severance, (c) $800 in work-from-home and work-life balance stipends, and (d) $12,677 in matching contributions under the Company’s 401(k) plan.

(4)	Mr. Abbott ceased serving as our President on September 1, 2022.

Narrative to the Summary Compensation Table
2022 Annual Base Salary
We pay our executives a base salary to compensate them for services rendered to our company. The base salary payable to our executives is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In March 2022 , our Compensation Committee increased the base salary for each of our named executive officers as follows: Mr. Workman’s base salary was increased from $350,000 to $375,000, Ms. Scolnick’s base salary was increased from $350,000 to $375,000, and Mr. Abbott’s base salary was increased from $450,000 to $475,000. The salary amount listed for each of our named executive officers in the “Salary” column of the Summary Compensation Table above reflects the salary actually paid to each during 2022.
Our Board and Compensation Committee may adjust the base salaries of any of our named executive officers from time to time in their discretion.
2022 Annual Bonus Program
We maintain a performance-based bonus program in which all of our named executive officers participate. Each named executive officer's target bonus is expressed as a percentage of base salary, and 2022 bonus opportunities were based on achievement of certain revenue targets established by our Compensation Committee. For 2022, the target bonuses for our named executive officers, as a percentage of base salary, were 60% for Mr. Workman, 60% for Mr. Abbott and 50% for Ms. Scolnick.
Our Board and Compensation Committee may adjust the target bonus opportunities of any of our named executive officers from time to time in their discretion.
In July 2022, our Compensation Committee discontinued our performance-based bonus program for 2022 to help sustain the Company’s business; therefore, no performance-based bonuses for 2022 performance have been or will be paid to our named executive officers.
2022 Retention Bonuses
In March 2022, our Compensation Committee approved cash retention bonuses for our named executive officers, with each named executive officer eligible to receive $50,000 on each of July 8, 2022 and January 6, 2023, subject to the named executive officer’s continued employment through the respective dates. The first installment of Mr. Abbott’s retention bonus was paid in cash, pursuant to his election, in July 2022 and is reflected in the “Bonus” column of the Summary Compensation Table. Pursuant to their respective elections, the first installment of Ms. Scolnick’s and Mr. Workman’s retention bonuses were paid in fully vested RSUs which were granted in August 2022. The first $50,000 of the grant date fair value of the RSUs is reflected in the “Bonus” column of the Summary Compensation Table, and the remaining $16,578 of the grant date fair value of the RSUs is reflected in the “Stock Awards” column of the Summary Compensation Table. The terms of these RSUs are described below under “2022 Equity Compensation - RSUs.” To help sustain the Company’s business, and with the consent of the named executive officers, the Compensation Committee determined that the second installment of the retention bonuses otherwise payable on January 6, 2023 would not be paid.
2022 Equity Compensation
We have granted stock options, time-based RSUs, and PSRUs to our employees, including our executive officers, in order to attract and retain them, as well as to align their interests with the interests of our shareholders.
Performance-Based RSUs.
In March 2022, we granted each of Mr. Workman, Mr. Abbott, and Ms. Scolnick an award of 105,263 PRSUs, with each PRSU representing the right to receive one share of our Common Stock upon vesting. Each award vests as to 40% to 50% of the total PRSUs if certain net revenue goals are achieved for 2022, subject to continued service through the date the Compensation Committee determines whether the performance goal has been met, and as to 50% of the total PRSUS if and when FDA medical clearance is granted for the BabySat Rx, Class II, subject to continued service through such clearance date.

Additionally, in March 2022 Mr. Workman was granted 789,474 PRSUs, Mr. Abbott was granted 526,316 PRSUs, and Ms. Scolnick was granted 210,526 PRSUs. Each award vests as to 25% of the total PRSUs if our cumulative net revenue equals or exceeds $150 million, $300 million, $450 million, and $600 million, respectively, during the performance period beginning January 1, 2022 and ending December 31, 2025, subject to continued service through the applicable date that the Compensation Committee determines that a goal has been met.
Time-Based RSUs
In March 2022, we granted Mr. Workman an award of 789,474 RSUs, Mr. Abbott an award of 526,316 RSUs, and Ms. Scolnick an award of 210,526 RSUs. Each RSU represents the right to receive one share of our Common Stock upon vesting. Each RSU award vests as to 25% of the total RSUs on the first anniversary of the date of grant and as to 1/16th of the total RSUs on each quarterly anniversary thereafter, subject to continued service through the applicable date.
In April 2022, we granted Mr. Workman an award of 2,760 RSUs, Mr. Abbott an award of 17,744 RSUs, and Ms. Scolnick an award of 9,201 RSUs, in each case reflecting the portion of their 2021 annual bonus payment which was paid in equity. Each RSU represents the right to receive one share of our Common Stock upon vesting. Each award vests as to 100% of the RSUs on the first anniversary of the date of grant, subject to continued service.
In August 2022, we granted to each of Ms. Scolnick and Mr. Workman an award of 28,947 fully-vested RSUs in satisfaction of the retention bonus payments discussed above under “2022 Retention Bonuses.”
Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our executive officers, who satisfy certain eligibility requirements. Our executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. From January 2022 through November 2022, we matched 50% of the first 6% of a participant’s annual eligible compensation, up to the limit set by the Internal Revenue Service. Our Compensation Committee approved suspending this employer match effective December 2022 to help sustain the Company’s business. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
All of our full-time employees, including our executive officers, are eligible to participate in our health and welfare plans. These health and welfare plans include (i) medical, dental and vision benefits, (ii) short-term and long-term disability insurance, and (iii) supplemental life and accidental death & dismemberment insurance.
Perquisites and Other Personal Benefits
We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer, and such determinations may be made in consultation with the Board, Compensation Committee, Company management, an independent compensation consultant or other independent consultants or advisors. During 2022, each of our named executive officers (along with all of our employees) were eligible for a $250 work-from-home stipend and a $100 per month work-life balance stipend.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2022.

	Option Awards						Stock Awards
Name	Vesting Start Date	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kurt	4/15/2022	4/15/2022					2,760(2)	1,543
Workman	3/15/2022	3/15/2022					789,474(3)	441,316
	3/15/2022	3/15/2022							105,263(4)	58,842
	3/15/2022	3/15/2022							789,474(5)	441,316
	12/1/2020	1/24/2021	159,268(6)	180,166	7.13	1/23/2031
	4/19/2016	4/19/2016	7,560	—	0.11	4/18/2026
Kathryn R.	4/15/2022	4/15/2022					9,201(2)	5,143
Scolnick	3/15/2022	3/15/2022					210,526(3)	117,684
	3/15/2022	3/15/2022							105,263(4)	58,842
	3/15/2022	3/15/2022							210,526(5)	117,684
	3/15/2021	11/15/2021	108,111(7)	139,002	4.67	11/15/2031
	2/15/2021	11/15/2021					139,002(3)	77,702
Michael P.	12/1/2020	1/24/2021	494,226(8)	—	7.13	9/1/2025
Abbott	12/1/2019	3/23/2020	102,659(8)	—	0.78	9/1/2025
	2/26/2018	3/19/2018	823,370(8)	—	0.30	9/1/2025

(1)	Amounts are calculated by multiplying the number of RSUs or PRSUs in the table by $0.559, which was the per share closing price of our Common Stock on December 30, 2022, the last trading day of fiscal 2022.

(2)	The RSUs vest fully on the one year anniversary of the vesting start date, subject to the individual’s continued service with the Company.

(3)	The RSUs vest as to 25% of the underlying shares on the first anniversary of the vesting start date, and as to 1/16th of the underlying shares each quarter thereafter, subject to the individual’s continued service with the Company.

(4)	The PRSUs vest as to 40% to 50% of the underlying shares on the achievement of certain net revenue targets as of the determination date of December 31, 2022, and 50% of the underlying shares upon obtaining FDA clearance for the BabySat Rx, Class II, subject to the individuals continued service with the Company.

(5)	The PRSUs vest as to 25% of the underlying shares upon achievement of the following cumulative net revenue targets during the performance period beginning January 1, 2022 and ending December 31, 2025, subject to the individual’s continued service with the Company: $150 million, $300 million, $450 million, and $600 million.

(6)	The option vests and becomes exercisable as to 1/48th of the underlying shares on each monthly anniversary of the vesting commencement date, subject to the individual’s continued service with the Company.

(7)	The option vests and becomes exercisable as to 25% of the underlying shares on the first anniversary of the vesting commencement date, and as to 1/48th of the underlying shares each month thereafter, subject to the individual’s continued service with the Company.

(8)	Pursuant to the Abbott Separation Agreement, the unvested portions of each option fully vested and became exercisable effective as of September 1, 2022, and will remain outstanding and exercisable until the earlier of September 1, 2025 or a change in control of the Company.

Executive Compensation Arrangements
Workman Offer Letter
We have entered into an employment offer letter with Mr. Workman that sets forth the terms and conditions of his employment, which was most recently amended and restated in March 2021. Mr. Workman’s offer letter provides for at-will employment and sets forth his (i) base salary, (ii) employee benefits eligibility, (iii) severance benefits upon a qualifying termination of employment and (iv) option to purchase 345,920 shares of our Common Stock that vests over four years.
Under his offer letter, if we terminate Mr. Workman’s employment without “cause” (as defined in the offer letter), he will be eligible to receive a lump sum severance payment equal to six months of his base salary. Additionally, if we terminate Mr. Workman’s employment without cause or he resigns for “good reason” (as defined in the offer letter) within 12 months after a change in control of the Company, he will be eligible for the full accelerated vesting of his option award that was granted to him in January 2021. The foregoing severance and equity acceleration benefits are subject to Mr. Workman providing us with an effective release of claims.
Scolnick Offer Letter
In March 2021, we entered into an employment offer letter with Ms. Scolnick that sets forth the terms and conditions of her employment. Ms. Scolnick’s offer letter provides for at-will employment and sets forth her (i) base salary, (ii) target bonus opportunity, (iii) a signing bonus, (iv) employee benefits eligibility, (v) severance benefits upon a qualifying termination of employment and (vi) an initial equity award in the form of stock options and RSUs that vest over four years.
Under her offer letter, if we terminate Ms. Scolnick’s employment without “cause” (as defined in the offer letter), she will be eligible to receive a lump sum severance payment equal to six months of her base salary. Additionally, if we terminate Ms. Scolnick’s employment without cause or she resigns for “good reason” (as defined in the offer letter) within 12 months after a change in control of the Company, she will be eligible for the full accelerated vesting of her initial equity awards. The foregoing equity acceleration benefits are subject to Ms. Scolnick providing us with an effective release of claims.
Abbott Separation Agreement
In connection with Mr. Abbott’s departure from the Company on September 1, 2022, the Company and Mr. Abbott entered into a Separation and Release Agreement (the “Abbott Separation Agreement”) on August 11, 2022. Under the Abbott Separation Agreement, subject to the timely delivery of an effective release of claims on or following the Separation Date, Mr. Abbott is entitled to receive (i) his continued base salary for one year at an annualized rate of $475,000, (ii) reimbursement of COBRA premiums for Mr. Abbott for up to 12 months and (iii) the accelerated vesting of all of Mr. Abbott’s stock options and 131,579 RSUs. The Abbott Separation Agreement also provides for Mr. Abbott’s stock options to remain exercisable for up to three years following his separation date. Pursuant to the Abbott Separation Agreement, Mr. Abbott agreed not to sell any shares of the Company’s common stock until at least April 15, 2023 and to limit the number of shares of Company common stock sold between April 15, 2023 and June 15, 2023 to 100,000 shares per month.

Director Compensation
We have not historically maintained a formal non-employee director compensation program, but we do pay quarterly retainers and periodically grant equity awards to our non-employee directors who are unaffiliated with our institutional investors. Messrs. Workman and Abbott did not receive any additional compensation for their service as directors, and their compensation as executive officers of the Company is set forth in the Summary Compensation Table above.
The following table sets forth information concerning the compensation of our non-employee directors for the year ended December 31, 2022.

Name(1)	Fees Earned or Paid in Cash ($)	Total ($)
Lior Susan	—	—
Zane M. Burke	50,000	50,000
Laura J. Durr	82,500	82,500
John C. Kim	50,000	50,000
Amy Nam McCullough	—	—
Kenneth Suslow(2)	—	—

(1)	The below table shows the aggregate number of RSUs held by our non-employee directors as of December 31, 2022. No other non-employee directors held RSUs or stock options as of December 31, 2022.

Name	Stock Awards Outstanding at Year End
Zane M. Burke	42,492
Laura J. Durr	42,492
John C. Kim	42,492

(2)	Mr. Suslow resigned from our Board effective March 28, 2022.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes securities available under our equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)(2)	Weighted Average Per Share Exercise Price of Outstanding Options, Warrants and Rights(1) ($) (b)(3)	Number of Securities Remaining Available Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(4)
Equity compensation plans approved by security holders (1)	8,758,590	1.74	19,984,273
Equity compensation plans not approved by security holders	—	—	—
Total	8,758,590	1.74	19,984,273

(1)	Consists of the 2014 Incentive Plan and the 2021 Incentive Plan.

(2)	Represents (i) 609,790 shares of Common Stock to be issued upon exercise of outstanding options and (ii) 6,926,274 shares subject to outstanding RSUs, and (iii) 1,222,526 shares subject to outstanding PRSUs.

(3)	Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the shares of Common Stock subject to outstanding RSUs.

(4)	Represents 17,501,195 shares remaining available for issuance under the 2021 Incentive Plan and 2,483,078 shares available for issuance under the 2021 Employee Stock Purchase Plan (the "2021 ESPP”). As of July 15, 2021, in connection with the Merger, no new awards are made under the 2014 Incentive Plan. The 2021 Incentive Plan provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 5% of the aggregate number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of Common Stock as is determined by the our Board (but no more than 136,085,217 shares may be issued upon the exercise of incentive stock options). The 2021 ESPP provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 1% of the aggregate number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of Common Stock as is determined by our Board, provided that no more than 26,083,000 shares of our Common Stock may be issued under the 2021 ESPP.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our Common Stock and Series A Preferred Stock as of April 24, 2023 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of the outstanding shares of any class of our outstanding voting securities;

•	each of the Company’s directors and director nominees;

•	each of the Company’s named executive officers included in the Summary Compensation Table; and

•	all of the Company’s directors and executive officers as a group.
Beneficial ownership is determined according to SEC rules, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or become exercisable within 60 days. Except as described in the footnotes below, we believe that based on the information furnished to us, each person and entity named in the table below has sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them, subject to any applicable community property laws.
The number of shares of our Common Stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of April 24, 2023, including through the exercise of stock options and warrants conversion of Series A Preferred Stock as noted in the table footnotes.
Unless otherwise indicated below, the address for each beneficial owner listed is in the care of Owlet, Inc., 3300 North Ashton Boulevard, Suite 300, Lehi, Utah 84043.

	Shares Beneficially Owned
	Title or Class of Securities

	Common Stock(2)		Series A Preferred Stock(2)

Name and address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned(3)	Number of Shares Beneficially Owned	Percentage Beneficially Owned(4)	Combined Voting Power(2)

Holders of More Than 5%
Entities affiliated with Eclipse(5)	46,769,105	34.40%	20,200	67.33%	29.99%
Trilogy Equity Partners, LLC(6)	24,531,139	18.42%	2,717	9.06%	9.33%
Walleye Opportunities Master Fund Ltd.(7)	6,169,403	4.98%	2,250	7.50%	2.94%
The Melton 2020 Irrevocable Trust(8)	8,571,427	6.79%	1,500	5.00%	1.96%
John Stanton and Theresa Gillespie(9)	7,759,850	6.35%	733	2.44%	3.13%
Pacific Investment Management Company LLC(10)	7,311,628	5.85%	—	—	1.86%
Directors and Named Executive Officers

Lior Susan(11)	46,769,105	39.73%	20,200	67.30%	29.99%
Zane M. Burke(12)	177,271	*	—	—	*
Laura J. Durr(13)	74,612	*	—	—	*
John C. Kim(14)	2,931,754	2.49%	500	1.67%	*
Jayson Knafel	—	*	—	—	*
Amy Nam McCullough	—	*	2,717	9.10%	*
Kurt Workman(15)	7,470,959	6.34%	500	1.70%	3.45%
Kathryn R. Scolnick(16)	315,276	*	—	—	*
Michael Abbott(17)	1,551,834	1.09%	—	—	*
All Directors and Executive Officers as a Group (Eight Individuals)(18)	57,738,977	40.60%	23,917	79.72%	34.31%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address for each beneficial owner listed is c/o Owlet, Inc., 3300 North Ashton Boulevard, Suite 300, Lehi, Utah 84043.

(2)	Each share of our Common Stock is entitled to one vote, and each share of our Series A Preferred Stock is entitled to that number of votes (not to exceed such holder’s Share Cap unless and until we have obtained the requisite stockholder approval as set forth under Proposal 3) equal to the whole number of shares of our Common Stock into which such holder’s aggregate number of Series A Preferred Stock are convertible.

The beneficial ownership information shown in the table under “Common Stock” includes the number of shares of our Common Stock held by such holder, as well as shares of our Common Stock such holder could acquire within 60 days of April 24, 2023, including by converting shares of Series A Preferred Stock, exercising warrants or options, or upon settlement of restricted stock units. Each share of Series A Preferred Stock is currently convertible into shares of Common Stock at a conversion rate of 2,040.8163, subject to, in the case of Eclipse, the Share Cap. The percentage reported under “Combined Voting Power” represents the holder’s voting power with respect to all of our shares of Common Stock and Series A Preferred Stock outstanding as of April 24, 2023, voting as a single class, subject to, in the case of Eclipse, the Share Cap and, as to each holder, without including any shares of Common Stock that such holder could acquire by exercising warrants or options or upon vesting of restricted stock units, as such securities confer no voting power until the issuance of Common Stock upon their exercise or settlement, as applicable. See footnotes (5) and (7) below regarding such holder’s share cap.

(3)	Percentages are based upon the 117,672,234 shares of our Common Stock that were outstanding on April 24, 2023.

(4)	Percentages are based upon the 30,000 shares of our Series A Preferred Stock that were outstanding on April 24, 2023, representing 38,276,768 in voting power entitled to vote.

(5)	Based on (A) information stated in the Schedule 13D/A filed with the SEC on February 27, 2023 by Eclipse Ventures GP I, LLC (“Eclipse I GP”), Eclipse Ventures Fund I, L.P. (“Eclipse I”), Eclipse Continuity GP I, LLC (“Eclipse Continuity GP”), Eclipse Continuity Fund I, L.P. (“Eclipse Continuity I”), Eclipse Early Growth GP I, LLC (“Eclipse EG GP I”), Eclipse Early Growth Fund I, L.P. (“Eclipse EGF I”) and Mr. Susan and (B) information known to the Company. Consists of (i) 14,930,616 shares of Common Stock held of record by Eclipse Continuity I, (ii) 13,561,716 shares of Common Stock held of record by Eclipse I and (iii) an aggregate of 8,501,524 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock held by Eclipse EGF I and/or upon exercise of the 2023 Private Placement Warrants held by Eclipse EGF I. This total excludes an aggregate of (i) 32,722,965 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock held by Eclipse EGF I and/or (ii) 74,204,080 shares of Common Stock issuable upon the exercise of 2023 Private Placement Warrants held by Eclipse EGF I as a result of the Share Cap. Eclipse Continuity GP is the general partner of Eclipse Continuity I and may be deemed to have voting and dispositive power over the shares held by Eclipse Continuity I. Eclipse I GP is the general partner of Eclipse I and may be deemed to have voting and dispositive power over the shares held by Eclipse I. Eclipse EG GP I is the general partner of Eclipse EGF I and may be deemed to have voting and dispositive power over the shares held by Eclipse EGF I. Mr. Susan is the sole managing member of each of Eclipse Continuity GP, Eclipse I GP and Eclipse EG GP I and may be deemed to have voting and dispositive power with respect to the shares held by each of Eclipse Continuity I, Eclipse I and Eclipse EGF I. The principal business address of each of the foregoing entities is c/o Eclipse Ventures, 514 High Street, Suite 4, Palo Alto, California 94301.

Eclipse is not currently permitted to vote shares of Series A Preferred Stock it holds to the extent such shares would result in Eclipse beneficially owning more than the Share Cap, provided that all outstanding Series A Preferred Stock and all of the shares of Common Stock underlying such Series A Preferred Stock are deemed to be outstanding for such calculation (but, in the case of Eclipse, only up to the Share Cap) and no unexercised rights, options, warrants or conversion privileges to acquire shares of Common Stock are included. The percentage reported under “Combined Voting Power” represents Eclipse’s voting power up to the Share Cap.

(6)	Based solely on information included in the Schedule 13D/A filed with the SEC on February 23, 2023, Trilogy Equity Partners, LLC has sole voting and sole dispositive power over 24,531,139 shares of our Common Stock and includes (i) 5,544,897 shares of Common Stock issuable upon conversion of Series A Preferred Stock and (ii) 9,980,814 shares of Common Stock issuable upon exercise of 2023 Private Placement Warrants. The principal business address of Trilogy Equity Partners, LLC is 155 108th Avenue N.E., Suite 400, Bellevue, Washington 98004.

(7)	Based on information known to the Company. Consists of (i) 4,591,837 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Walleye Opportunities Master Fund Ltd (“Walleye”) and (ii) 1,577,566 shares of Common Stock presently issuable upon the exercise of 2023 Private Placement Warrants held by Walleye, which includes a provision that permits Walleye to exercise such warrants only to the extent that, following such exercise, it would not beneficially own in excess of 4.99% of our Common Stock (the “Walleye Share Cap”). The principal business address of Walleye is 2800 Niagara Lage North, Plymouth, Minnesota 55447.

(8)	Based on information known to the Company. Consists of (i) 3,061,224 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by The Melton 2020 Irrevocable Trust (“Melton Trust”) and (ii) 5,510,203 shares of Common Stock issuable upon the exercise of 2023 Private Placement Warrants held by Melton Trust. The principal business address of Melton Trust is 201 S. Phillips Ave., Suite 200, Sioux Falls, South Dakota 57104.

(9)	Based solely on information stated in the Schedule 13G filed with the SEC on February 27, 2023, John Stanton has sole voting and sole dispositive power over 657,524 shares of our Common Stock, and each of John Stanton and Theresa Gillespie have shared voting power and shared dispositive power over 7,102,326 shares of our Common Stock. Includes (i) 51,020 shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock beneficially owned by John Stanton as sole trustee for the Peter Thomsen Trust #2, (ii) the issuance of 91,836 shares of Common Stock upon the exercise of 2023 Private Placement Warrants beneficially owned by John Stanton as sole trustee for the Peter Thomsen Trust #2, (iii) 51,020 shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock beneficially owned by John Stanton as sole trustee for the Samuel Thomsen Trust #2, (iv) 91,836 shares of Common Stock issuable upon the exercise of 2023 Private Placement Warrants beneficially owned by John Stanton as sole trustee for the Samuel Thomsen Trust #2, (v) 1,495,918 shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock beneficially owned by the Reporting Persons as tenants in common and (vi) the issuance of 2,692,652 shares of Common Stock upon the exercise of 2023 Private Placement Warrants held by the Reporting Persons as tenants in common. The principal business address of John Stanton and Theresa Gillespie is P.O. Box 465, Medina, Washington 98039.

(10)	Based solely on information included in the Schedule 13G filed with the SEC on February 11, 2022, Pacific Investment Management Company LLC (“PIMCO”) as sole voting and sole dispositive power over 7,311,628 shares of our Common Stock. These shares of Common Stock are held by investment advisory clients or discretionary accounts of which PIMCO is the investment advisor and include 4,405,698 shares of common stock that PIMCO has the right to acquire within 60 days upon exercise of warrants. The principal business address for PIMCO is 650 Newport Center Drive, Newport Beach, California 92660.

(11)	Based on information (i) included in the Schedule 13D/A filed with the SEC on February 27, 2023 by Eclipse I GP, Eclipse I, Eclipse Continuity GP, Eclipse Continuity I, Eclipse EG GP I, Eclipse EGF I and Mr. Susan; (ii) included in the Form 4 filed with the SEC on July 19, 2021 by Mr. Susan; and (iii) information provided to the Company by Mr. Susan. Of the 46,769,105 shares beneficially owned by Mr. Susan, 13,561,716 are shares of Common Stock held of record by Eclipse I, 14,930,616 are shares of Common Stock held of record by Eclipse Continuity I, and 8,501,524 are shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock held by Eclipse EGF I and/or upon exercise of the 2023 Private Placement Warrants held by Eclipse EGF I. Eclipse I GP, Eclipse Continuity GP and Eclipse EG GP I are the general partners of Eclipse I, Eclipse Continuity I and Eclipse EGF I, respectively. Mr. Susan, who serves as our Chairman of the Board, is the sole managing member of each such general partner and therefore may be deemed to have voting and dispositive power over the shares held by Eclipse I, Eclipse Continuity I and Eclipse EG GP I. Each of Eclipse I GP, Eclipse Continuity GP, Eclipse EG GP I and Mr. Susan disclaim beneficial ownership of the shares held by Eclipse I, Eclipse Continuity I and Eclipse EGF I, respectively, except to the extent of their respective pecuniary interests therein, if any. The principal business address of Mr. Susan and each of the foregoing Eclipse entities is c/o Eclipse Ventures, 514 High Street, Suite 4, Palo Alto, California 94301.

(12)	Consists of (i) 134,779 shares of Common Stock held directly by Mr. Burke and (ii) 42,492 shares of Common Stock issuable upon the vesting of RSUs within 60 days of April 24, 2023.

(13)	Consists of (i) 32,120 shares of Common Stock held directly by Ms. Durr and (ii) 42,492 shares of Common Stock issuable upon the vesting of RSUs within 60 days of April 24, 2023.

(14)	Consists of (i) 32,120 shares of Common Stock held directly by Mr. Kim, (ii) 42,492 shares of Common Stock issuable upon the vesting of RSUs within 60 days of April 24, 2023; (iii) 1,020,408 shares of Common Stock issuable upon the conversion of Series A Preferred Stock; and (iv) 1,836,734 shares of Common Stock issuable upon the exercise of 2023 Private Placement Warrants.

(15)	Consists of: (i) 2,281,286 shares of Common Stock held directly by Mr. Workman; (ii) 2,074,200 shares of Common Stock held directly by his spouse; (iii) 208,989 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days of April 24, 2023; (iv) 49,342 shares of Common Stock issuable under RSUs vesting within 60 days of April 24, 2023; (v) 1,020,408 shares of Common Stock issuable upon the conversion of Series A Preferred Stock; and (vi) 1,836,734 shares of Common Stock issuable upon the exercise of 2023 Private Placement Warrants.

(16)	Consists of (i) 147,672 shares of Common Stock held directly by Ms. Scolnick, (ii) 139,001 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days of April 24, 2023, and (iii) 28,603 shares of Common Stock issuable under RSUs vesting within 60 days of April 24, 2023.

(17)	Consists of (i) 131,579 shares of Common Stock held directly by Mr. Abbott, and (ii) 1,420,255 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days of April 24, 2023. Mr. Abbott ceased serving as our President on September 1, 2022.

(18)	Consists of (i) 33,194,509 shares of Common Stock held, (ii) 347,990 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days of April 24, 2023, (iii) 205,421 shares of Common Stock issuable under RSUs vesting within 60 days of April 24, 2023, (iv) 20,317,589 shares of Common Stock issuable upon the conversion of Series A Preferred Stock, and (v) 3,673,468 shares of Common Stock issuable upon the exercise of 2023 Private Placement Warrants.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than ten percent of our Common Stock to file with the SEC reports of their ownership and changes in their ownership of our Common Stock. To our knowledge, based solely on (i) review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2022 filed with the SEC and (ii) written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than ten percent of our Common Stock were filed on a timely basis during the year ended December 31, 2022, other than one late report for each of Ms. Scolnick and Messrs. Workman and Abbott, each relating to a single transaction.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures on Transactions with Related Persons
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under such policy, a related person transaction, and any material amendment or modification to a related person transaction, will be reviewed and approved or ratified by the Audit Committee or by the disinterested members of the Board of Directors.
In connection with the review and approval or ratification of a related person transaction:

•	Management will disclose to the Audit Committee or disinterested directors, as applicable, information such as the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction and other material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•	Management will advise the Audit Committee or disinterested directors, as applicable, as to other relevant considerations such as whether the related person transaction conflicts with the terms of our agreements governing our material outstanding indebtedness that limit or restricts our ability to enter into a related person transaction; and

•	Related person transactions will be disclosed in our applicable filings under the Securities Act of 1933, as amended, or the Exchange Act, and related rules, and, to the extent required.
In addition, the related person transaction policy provides that the Audit Committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” or “non-employee” director, as applicable, under the rules and regulations of the SEC and NYSE.
A “related person transaction” is, subject to exceptions provided under SEC Regulation S-K, a transaction, arrangement or relationship in which Owlet or its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	Any person who is, or at any time during the applicable period was, one of our officers or one of our directors;

•	Any person who is known by Owlet to be the beneficial owner of more than five percent (5%) of its voting stock; and

•	Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock.
Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Related Person Transactions
February 2023 Private Placement Financing
On February 17, 2023, we completed the Private Placement and sold (i) 30,000 shares of Series A Preferred Stock and (ii) 2023 Private Placement Warrants to purchase an aggregate of 110,204,066 shares of Common Stock, for aggregate gross proceeds of $30.0 million. The 2023 Private Placement Warrants have a per share exercise price of $0.333 and are exercisable by the holder at any time on or before February 17, 2028. The following table sets forth the aggregate number of shares of Series A Preferred Stock and 2023 Private Placement Warrants shares acquired in the Private Placement by holders of more than 5% of any class of our outstanding voting securities, including entities that became holders of more than 5% of any class of our outstanding voting securities as a result of the Private Placement, and by certain of our directors and executive officers.

Participants	Shares of Series A Preferred Stock	2023 Private Placement Warrant Shares	Aggregate Value

Five Percent or More Holders (1)
Entities Affiliated with Eclipse(2)	20,200	74,204,080	$20,200,000
Trilogy Equity Partners, LLC(3)	2,717	9,980,814	$2,717,000
Walleye Opportunities Master Fund Ltd	2,250	8,265,304	$2,250,000
The Melton 2020 Irrevocable Trust	1,300,000	1,300,000	$1,500,000
John Stanton and Theresa Gillespie	733	2,692,652	$733,000
Directors and Executive Officers
Kurt Workman	500	1,836,734	$500,000
John Kim	500	1,836,734	$500,000

(1)	Additional details regarding certain of these stockholders and their equity holdings are provided in this Proxy Statement under the caption “Stock Ownership.”

(2)	Two of our directors, Lior Susan and Jayson Knafel, are affiliated with Eclipse.

(3)	Our director, Amy McCullough, is affiliated with Trilogy Equity Partners, LLC.
Registration Rights Agreement
On February 15, 2021, Old Owlet entered into a Merger Agreement (the “Merger Agreement”) with Sandbridge Acquisition Corporation ("SBG") and Project Olympus Merger Sub, Inc. (“Merger Sub”), whereby on July 15, 2021 Merger Sub merged with and into Old Owlet, with Old Owlet surviving as a wholly owned subsidiary of SBG (the "Merger"). Following the Merger, SBG was renamed Owlet, Inc. In connection with the Closing, SBG changed its name from Sandbridge Acquisition Corporation to Owlet, Inc. ("Owlet"). Following the consummation of the Merger, Owlet became an SEC registrant and its Common Stock and warrants commenced trading on the NYSE under the symbols “OWLT” and “OWLT WS”, respectively. In connection with the closing of the Merger, we and certain shareholders of Old Owlet and SBG entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 15 business days of the closing of the Merger. Certain Old Owlet shareholders and SBG shareholders may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any 12-month period, so long as the total offering price is reasonably expected to exceed $50.0 million. We also agreed to provide “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the shareholders against certain liabilities.
Stockholders Agreement
In connection with the closing of the Merger, we and certain shareholders of Old Owlet entered into a Stockholders Agreement (the “Stockholders Agreement”), which provides for the following terms and other customary terms and conditions:

•	Eclipse Nomination Rights. From the closing of the Merger and until such time as Eclipse beneficially owns less than 10% of the Common Stock: (i) Eclipse will be entitled to nominate one director for election upon sufficient written notice to Owlet; and (ii) if Eclipse makes a nomination, we shall include such director as a nominee for election as a director at the applicable Owlet shareholders meeting and recommend to the Owlet shareholders that such Eclipse director be elected as a director at such Owlet shareholder meeting.

•	Chairperson. Lior Susan shall serve as Chairperson of the Board at closing of the Merger.

In connection with the 2023 Private Placement, we and Eclipse Ventures Fund I, L.P., Eclipse Continuity Fund I, L.P. and Eclipse Early Growth Fund I, L.P. entered into an Amended and Restated Stockholders Agreement (the “A&R Stockholders Agreement”), which amends and restates the Stockholders Agreement. The A&R Stockholders Agreement provides that (a) until such time as Eclipse beneficially owns less than 20.0% of the total voting power entitled to elect directors, Eclipse shall be entitled to nominate two individuals (the “Eclipse Directors” and each, an “Eclipse Director”) and (b) from such time that Eclipse beneficially owns less than 20.0% of the total voting power entitled to elect directors and until Eclipse beneficially owns less than 10.0% of the total voting power entitled to elect directors, Eclipse will be entitled to nominate one Eclipse Director.
SBG Related Party Transactions- Related Party Note and Reimbursements
SBG’s sponsor, Sandbridge Acquisition Holdings LLC (the "Sponsor"), officers and directors, or any of its or their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities undertaken on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. SBG’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, SBG’s officers and directors or any of its or their affiliates and determined which expenses and the amount of expenses that would be reimbursed.During fiscal 2021 and 2022, we reimbursed SBG for out-of-pocket expenses incurred by the Sponsor, SBG’s directors and officers and/or their respective affiliates in the amount of $12,619 and $0, respectively.
Indemnification under the Certificate of Incorporation and Bylaws; Indemnification Agreements

We have also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnities with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of shareholders to be held in 2024 (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Chief Legal Officer at our address (provided under the “Principal Executive Offices” section) not later than January 13, 2024.

Stockholders intending to present a proposal at our 2024 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Chief Legal Officer receive written notice from the registered shareholder of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting no earlier than February 24, 2024 and no later than March 25, 2024. The notice must contain the information required by our Bylaws. In the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after June 23, 2024, then our Chief Legal Officer must receive such written notice not later than the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and, in certain other cases notwithstanding the shareholder’s compliance with this deadline.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

In connection with our solicitation of proxies for our 2024 Annual Meeting, we intend to file a proxy statement and proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov.

HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will household materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the 2022 Annual Report by contacting Broadridge Financial Solutions, Inc. by telephone at (866) 540-7095 or in writing sent to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
2022 ANNUAL REPORT
Our 2022 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is being mailed with this Proxy Statement to those shareholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice & Access Card can access our 2022 Annual Report, including our Annual Report on Form 10-K for 2022, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice & Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
PRINCIPAL EXECUTIVE OFFICES
Our Chief Legal Officer is Mr. Albert J. Li. The mailing address and telephone number for our Chief Legal Officer and principal executive offices are:
Owlet, Inc.
Attention: Chief Legal Officer
3300 North Ashton Boulevard
Suite 300
Lehi, Utah 84043
Telephone: (844)334-5330

By Order of the Board of Directors:

Kurt Workman
Co-Founder, President & Chief Executive Officer and Director

Lehi, Utah
May 12, 2023

Appendix A

CERTIFICATE OF AMENDMENT
TO
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
OWLET, INC.

Owlet, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:     That the first paragraph of Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be, and hereby is, amended and restated in its entirety to read as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Class A Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is [●]1. The total number of shares of Class A Common Stock that the Corporation is authorized to issue is [●]2, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is [●]3, having a par value of $0.0001 per share.

Upon this Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Class A Common Stock”) shall be reclassified, combined and reconstituted into a different number of shares of Class A Common Stock (the “New Class A Common Stock”) such that each [●]4 shares of Old Class A Common Stock (the “Split Ratio”) shall, at the Effective Time, be automatically reclassified, combined and reconstituted into one share of New Class A Common Stock (such reclassification, combination and reconstitution of shares, the “Reverse Stock Split”). No fractional shares of Class A Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (a) with respect to holders of one or more certificates, if any, which formerly represented shares of Old Class A Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Class A Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The New York Stock Exchange (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (i) the total number of shares of Old Class A Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (ii) the aggregate number of shares of New Class A Common Stock after the Effective Time into which the shares of Old Class A Common Stock formerly represented by such certificates shall have been reclassified, combined and reconstituted; and (b) with respect to holders of shares of Old Class A Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Class A Common Stock as a result of the Reverse Stock Split (after aggregating all fractional shares), following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder. Any stock certificate and book-entry position that, immediately prior to the Effective Time, represented shares of the Old Class A Common Stock wil
1     Shall be equal to the sum of (i) 1.5 times the then-current number of authorized shares of Class A Common Stock, divided by any whole number between ten (10) and twenty (20), inclusive, (ii) 1.5 times the then-current number of authorized but unissued shares of Preferred Stock, divided by any whole number between ten (10) and twenty (20), inclusive, and (iii) 30,000.
2     Shall be equal to 1.5 times the then-current number of authorized shares of Class A Common Stock divided by any whole number between ten (10) and twenty (20), inclusive.
3     Shall be equal to the sum of (i) 1.5 times the then-current number of authorized but unissued shares of Preferred Stock, divided by any whole number between ten (10) and twenty (20), inclusive, and (ii) 30,000.
4     Shall be a whole number between ten (10) and twenty (20), inclusive.
A-1

l, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Class A Common Stock equal to the product obtained by multiplying the number of shares of Old Class A Common Stock represented by such certificate or book-entry position immediately prior to the Effective Time by one divided by the Split Ratio.”

SECOND:    That, at a meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:    This Certificate of Amendment will become effective at 5:00 p.m., Eastern Time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this ___ day of __________ 2023.

OWLET, INC.

Kurt Workman
President and Chief Executive Officer

A-2

Owlet

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OWLT2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15140-P93974 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OWLET, INC.

The Board of Directors recommends you vote FOR each of the director nominees (Proposal 1) and FOR Proposals 2, 3 and 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

    01) Jayson Knafel
    02) Kurt Workman

If any other matters properly come before the meeting, or any continuation, adjournment or postponement thereof, shares represented by properly submitted proxies will be voted on such matters in the discretion of the Named Proxies.

Authorized Signatures -- Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on your account. If shares are held in joint tenancy, all persons should sign. Trustees and administrators should include their title and authority. Corporations should provide the full name of the corporation and title of the authorized officer signing the proxy card and/or voting instruction form.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V15141-P93974

Owlet, Inc.
Annual Meeting of Stockholders
June 23, 2023 1:00 p.m. ET
This proxy is being solicited on behalf of the Board of Directors.

The undersigned appoints Kurt Workman and Kathryn R. Scolnick (the "Named Proxies"), and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of Class A common stock and/or Series A Convertible Preferred Stock of Owlet, Inc. (the "Company") that the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders of the Company, and any continuation, adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, if signed, dated and returned, will be voted as directed herein by the undersigned. If this proxy is signed, dated and returned without such direction, the shares will be voted FOR the election of each of the director nominees (proposal 1) and FOR proposals 2, 3 and 4.

All proxies previously given or executed by the undersigned with respect to the shares of Class A common stock and/or Series A Convertible Preferred Stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of 2023 Annual Meeting of Stockholders, Proxy Statement for the 2023 Annual Meeting of Stockholders and 2022 Annual Report to Stockholders.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation (or, if there is no recommendation from the Board of Directors on a proposal, your shares will not be voted on such proposal). The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE.